EXHIBIT 2.1










                           PURCHASE AND SALE AGREEMENT






                                     BETWEEN

                             CONOCOPHILLIPS COMPANY

                                       AND

                               GASCO ENERGY, INC.






               RIVERBEND FIELD, UINTAH AND DUCHESNE COUNTIES, UTAH


                            Effective January 1, 2004




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                                TABLE OF CONTENTS

                                                                            Page

RECITALS.......................................................................1

ARTICLE 1    PROPERTY DESCRIPTION..............................................1

         1.1       The Property................................................1
         1.2       Exclusions from the Property................................2
         1.3       Ownership of Production from the Property...................4

ARTICLE 2    CONSIDERATION.....................................................5

         2.1       Purchase Price..............................................5
         2.2       Adjustments at Closing......................................5
         2.3       Adjustments After Closing...................................6
         2.4       Payment Method..............................................7
         2.5       Principles of Accounting....................................7
         2.6       Reporting Value of the Property.............................7
         2.7       Section 1031 Exchange.......................................7

ARTICLE 3    REPRESENTATIONS AND WARRANTIES....................................7

         3.1       Reciprocal Representations and Warranties...................7
         3.2       ASSIGNOR's Representations and Warranties...................8
         3.3       ASSIGNEE's Representations and Warranties...................9
         3.4       Limitation as to Environmental Matters.....................10
         3.5       Notice of Changes..........................................10
         3.6       Representations and Warranties Exclusive...................10

ARTICLE 4    DISCLAIMER OF WARRANTIES.........................................11

         4.1       Title; Encumbrances........................................11
         4.2       Condition and Fitness of the Property......................11
         4.3       Information About the Property.............................11
         4.4       Subrogation of Warranties..................................12

ARTICLE 5    DUE DILIGENCE REVIEW OF THE PROPERTY.............................12

         5.1       Records Review.............................................12
         5.2       Physical Inspection........................................12
         5.3       Environmental Assessment...................................13


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         5.4       Bonding....................................................15
         5.5       Preferential Rights and Consents to Assign.................16
         5.6       Title Defects..............................................18
         5.7       Casualty Losses and Governmental Takings...................20
         5.8       Termination Due to Impairments to the Property.............22
         5.9       Hart-Scott-Rodino..........................................22

ARTICLE 6    CLOSING AND POST-CLOSING OBLIGATIONS.............................22

         6.1       Closing Date...............................................22
         6.2       Conditions to Closing......................................22
         6.3       Closing....................................................24
         6.4       Post-Closing Obligations...................................25

ARTICLE 7    ASSUMED AND RETAINED RIGHTS AND OBLIGATIONS......................28

         7.1       ASSIGNEE's Rights After Closing............................28
         7.2       ASSIGNEE's Obligations After Closing.......................28
         7.3       ASSIGNOR's Obligations After Closing.......................29
         7.4       ASSIGNEE's Plugging and Abandonment Obligations............30
         7.5       ASSIGNEE's Environmental Obligations.......................31

ARTICLE 8    INDEMNITIES......................................................32

         8.1       Definition of Claims.......................................32
         8.2       Application of Indemnities.................................32
         8.3       ASSIGNEE's Indemnity.......................................33
         8.4       ASSIGNOR's Indemnity.......................................33
         8.5       Notices and Defense of Indemnified Claims..................34
         8.6       ASSIGNOR's Indemnity Limit.................................34
         8.7       NORM.......................................................34
         8.8       Pending Litigation and Claims..............................34
         8.9       Waiver of Consequential and Punitive Damages...............34

ARTICLE 9    TAXES AND EXPENSES...............................................35

         9.1       Recording Expenses.........................................35
         9.2       Ad Valorem, Real Property and Personal Property Taxes......35


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         9.3       Severance Taxes............................................35
         9.4       Tax and Financial Reporting................................35
         9.5       Sales and Use Taxes........................................36
         9.6       Income Taxes...............................................36
         9.7       Incidental Expenses........................................36

ARTICLE 10  OPERATIONS AFTER CLOSING..........................................36

         10.1    ASSIGNOR's Covenants Pending Closing.........................36
         10.2    ASSIGNOR Operated Properties After Closing...................37

ARTICLE 11  MISCELLANEOUS.....................................................38

         11.1    Production Imbalances........................................38
         11.2    Preferential Right to Purchase and Process Production........39
         11.3    Alternative Dispute Resolution...............................40
         11.4    Survival.....................................................42
         11.5    Confidentiality and Public Announcements.....................42
         11.6    Suspense Accounts............................................42
         11.7    ASSIGNOR's Marks and Logos; Post-Closing Inspections.........42
         11.8    Notices......................................................43
         11.9    Effective Date...............................................43
         11.10   Assignment...................................................43
         11.11   Entire Agreement and Amendment...............................44
         11.12   Successors and Assigns.......................................44
         11.13   Third Party Beneficiaries....................................44
         11.14   Severability.................................................44
         11.15   Counterparts.................................................44
         11.16   Governing Law................................................44
         11.17   Exhibits.....................................................45
         11.18   Waiver.......................................................45
         11.19   Interpretation...............................................45
         11.20   Default and Remedies.........................................46

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                           PURCHASE AND SALE AGREEMENT

                                LIST OF EXHIBITS

      A  Schedule 1 -      Leases
         Schedule 2 -      Pooled and Unitized Interests
         Schedule 3 -      Permits and Easements
         Schedule 4 -      Royalty Interests
         Schedule 5 -      Related Contracts
         Schedule 6 -      Allocation of Purchase Price

     B   B-1 - ASSIGNOR's Assignment Notice
         B-2 - ASSIGNEE's Assignment Notice

     C  Pending Litigation and Claims Affecting the Property

     D  Assignment Documents

     E  Nonforeign Affidavit

     F  Production Imbalances

     G  Tax Partnerships

                                                    2003 PRO FORMA PSA (Onshore)
                                                 E&P Asset Sales - Seller's Form
                                                         FINAL - March 26, 2003

                           PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the "Agreement"), dated effective as of January 1, 2004, (the "Effective Date"), is between CONOCOPHILLIPS COMPANY ("ASSIGNOR"), a Delaware corporation, with offices at 600 North Dairy Ashford, Houston, Texas 77079, and Gasco Energy, Inc. ("ASSIGNEE"), a Delaware corporation with offices at 14 Inverness Drive East, Suite H-236, Englewood, Colorado 80112.

                                    RECITALS:


 ASSIGNOR owns certain producing oil and gas properties in Uintah and Duchesne Counties, Utah, together with related facilities and contractual rights, and desires to assign its interest in these properties and facilities, and to transfer these contractual rights.

ASSIGNEE desires to acquire ASSIGNOR's interest in these properties, facilities and contractual rights.

Therefore, ASSIGNOR and ASSIGNEE agree to the sale of ASSIGNOR's interest in these properties, facilities and contractual rights to ASSIGNEE on the terms and conditions set forth in this Agreement.

                                    Article 1
                              PROPERTY DESCRIPTION

         1.1 The Property. Subject to the terms of this Agreement, ASSIGNOR shall sell, convey and assign to ASSIGNEE and ASSIGNEE shall purchase, pay for, and accept all of ASSIGNOR's right and title to, and interest in, and all privileges and obligations appurtenant to, the following described property rights and interests, which collectively are intended to include all of Assignor's Leases, Units, Wells, Equipment, Permits and Easements, Related Contracts and Property Records as to all lands and depths in Townships 9 South, Range 19 East; 10 South, Range 19 East; 10 South, Range 18 East; 10 South, Range 17 East; and Section 33, 9 South, Range 18 East (the "Area"). These property rights and interests, SAVE and EXCEPT the Excluded Assets described in Section 1.2, are hereafter referred to collectively as the "Property"):

                  1.1.1 The oil, gas and mineral lease(s), operating rights and other interests in oil and gas described in Exhibit A, Schedule 1, insofar as those interests, rights and leases cover and include the lands, depths and rights described in Exhibit A, Schedule 1 (the "Leases"); provided, however, that if Assignor owns any lands or depths lying within the Area that are not described in Exhibit A, whether strips, larger parcels, or entire mineral leases, all such lands and depths shall be included in the term "Leases.";

                  1.1.2 All rights, obligations and interest in any unit or pooled area in which the Leases are included, to the extent that these rights, obligations and interest arise from and are associated with the Leases or Wells, including without limitation, all rights and obligations derived from any unitization, pooling, operating, communitization or other agreement or from any declaration or order of any governmental authority, as described in Exhibit A,
Schedule 2 (the "Units");

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                  1.1.3 All oil, gas and condensate  wells  (whether  producing, not producing or abandoned), water source, water injection and other injection or disposal wells and systems located on the Leases or the Units (the "Wells");

                  1.1.4 All equipment, facilities, flow lines, pipelines, gathering systems (other than gas plant gathering systems), well pads, tank batteries, improvements, fixtures, inventory, spare parts, tools, abandoned property and junk and other personal property located on the Leases, the Units, or the Permits and Easements (the "Equipment");

                  1.1.5 To the extent assignable or transferable, all easements, rights-of-way, licenses, permits, servitudes, surface leases, surface use agreements, surface fee tracts, and similar rights and interests to the extent applicable to or used in operating the Leases, Units, Wells, or the Equipment, including those described in Exhibit A, Schedule 3 (the "Permits and Easements");

                  1.1.6 Any royalty, overriding royalty, net profits or other oil, gas or mineral interests in the Area, whether or not described in Exhibit A, Schedule 4 (the "Royalty Interests"), including all rights and obligations pertaining to the Royalty Interests under any of the Related Contracts;

                  1.1.7 To the extent assignable or transferable, (i) except as set forth in (ii) below, all agreements, contracts and contractual rights, obligations and interests applicable to the Property, including unit agreements, farmout agreements, farmin agreements, operating agreements, including those described in Exhibit A, Schedule 5 and (ii) only those hydrocarbon sales, purchase, gathering, compression, transportation, treating, marketing, exchange, processing and fractionating agreements described in Exhibit A, Schedule 5, INSOFAR ONLY as (i) and (ii) cover and apply to the Leases, the Units, the Wells, the Equipment, the Permits and Easements and the Royalty Interests (collectively, the "Related Contracts"); and

                  1.1.8 All other tangibles, miscellaneous interests or other assets on or being used in connection with the Leases, including (subject to Section 6.4.1) all lease files, right-of-way files, well files (including well logs), production records, division order files, abstracts, title opinions, and contract files, insofar as they are directly related to the Leases, the Units, or the Wells (the "Property Records").

         1.2 Exclusions from the Property. The Property to be conveyed and assigned under this Agreement does not include the following, which are reserved by ASSIGNOR (the "Excluded Assets"):

                  1.2.1 Unless the parties otherwise agree in writing and enter into a separate data license agreement, (i) seismic, geological, geochemical, or geophysical data (including cores and other physical samples or materials from wells or tests) belonging to ASSIGNOR or licensed from third parties, and (ii) interpretations of seismic, geological, geochemical or geophysical data belonging to ASSIGNOR or licensed from third parties;

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                  1.2.2 ASSIGNOR's  intellectual  property used in developing or operating the Property, including without limitation, proprietary computer software, computer software licensed from third parties, patents, pending patent applications, trade secrets, copyrights, names, marks and logos;

                  1.2.3. ASSIGNOR's right, title and interest in easements, rights-of-way, licenses, permits, servitudes, surface leases, surface use agreements, and similar rights and interests, to the extent they are not attributable and allocable to the exploration and production rights and interests sold by ASSIGNOR hereunder;

                  1.2.4 ASSIGNOR's corporate, financial and tax records, and legal files, except that ASSIGNOR will provide ASSIGNEE with copies of any tax records that are necessary for ASSIGNEE's ownership, administration or operation of the Property;

                  1.2.5 Notwithstanding any other provision of this Agreement to the contrary, any records or information that ASSIGNOR considers proprietary or confidential (including without limitation, employee information, internal valuation data, business plans, reserve reports, transaction proposals and related information and correspondence, business studies, bids and documents protected by any privilege), or which ASSIGNOR cannot legally provide to ASSIGNEE because of third party restrictions;

                  1.2.6 Trade credits and rebates from contractors and vendors, and adjustments or refunds attributable to ASSIGNOR's interest in the Property that relate to any period before the Effective Date, including without limitation, transportation tax credits and refunds, tariff refunds, take-or-pay claims, insurance premium adjustments, and audit adjustments under the Related Contracts;

                  1.2.7 Claims of ASSIGNOR for refund of or loss carry forwards with respect to (i) production, windfall profit, severance, ad valorem or any other taxes attributable to any period prior to the Effective Date, (ii) income or franchise taxes and (iii) any taxes attributable to the excluded items described in this Section 1.2;

                  1.2.8 Deposits, cash, checks in process of collection, cash equivalents, accounts and notes receivable and other funds attributable to any periods before the Effective Date, and security or other deposits made with third parties prior to the Effective Date;

                  1.2.9 All proceeds, benefits, income or revenues with respect to the Property attributable to periods prior to the Effective Date;

                  1.2.10 All Claims arising from acts, omissions or events, or damage to or destruction of the Property before the Effective Date, and all related rights, titles, claims and interests of ASSIGNOR (i) under any policy or agreement of insurance or indemnity, (ii) under any bond or letter of credit, or
(iii) to any insurance or condemnation proceeds or awards;

                  1.2.11 All rights and obligations applicable to the matters listed under the section of Exhibit C entitled "ASSIGNOR's Responsibility";

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                  1.2.12  Contracts for support services related to the Property
(except for those support service contracts specifically listed as part of the Related Contracts in Exhibit A, Schedule 5);

                  1.2.13 All swap, futures, or derivative contracts backed by or related to the Hydrocarbons;

                  1.2.14 (i) Pipelines, equipment and other facilities located on the Leases, the Units, or the Permits and Easements that are not associated with or used in connection with the Leases or the Units; (ii) any equipment, materials spare parts, tools and other personal property that may have been previously used on the Leases, the Units or the Permits and Easements, but is presently stored or warehoused at an ASSIGNOR or third party site not located on the Property; and (iii) any gas processing plants or their associated facilities, pipelines and gathering lines, wherever located;

                  1.2.15 (i) Radio towers, remote terminal units, personal computer equipment, vehicles, communication equipment, and photocopy machines, wherever located, (ii) all leased vehicles and equipment for which ASSIGNEE does not assume the applicable lease under this Agreement, and (iii) all third party equipment and property located on or used in connection with the Property, including without limitation contractor equipment; and

                  1.2.16 ASSIGNOR's rights under any existing contracts providing for the gathering, compression, treating, transportation or processing of oil or gas produced from the Leases or Wells, other than those contracts listed on Exhibit A, Schedule 5 (ASSIGNEE will need to make its own arrangements for these matters with respect to its production from the Leases).

         1.3      Ownership of Production from the Property.

                  1.3.1    Production Before the Effective Date.

                           (a)  ASSIGNOR  will own all  merchantable  oil,  gas,
casinghead gas, condensate, distillate and other liquid and gaseous hydrocarbons of every kind or description ("Hydrocarbons") produced from or attributable to the Property before the Effective Date.

                           (b) In lieu of gauging  pipeline  and tank  inventory
and making commensurate post-closing adjustments,
ASSIGNEE agrees to pay ASSIGNOR an additional consideration of One Hundred Thirty-two Thousand and no/100's Dollars ($132,000.00).

                  1.3.2 Production After the Effective Date. After Closing, ASSIGNEE will own all Hydrocarbons produced from or attributable to the Property on and after the Effective Date. If, however, the Effective Date precedes the Closing Date, ASSIGNOR will sell on ASSIGNEE's behalf all Hydrocarbons produced from or attributable to the Property between the Effective Date and the Closing Date, and ASSIGNOR will credit ASSIGNEE for the proceeds of these sales as an adjustment to the Purchase Price, as provided in Sections 2.2 and 2.3. Subject to any continuing sale obligations under the Related Contracts, and ASSIGNOR's preferential right to purchase Hydrocarbons as provided in Section 11.2, ASSIGNEE may sell Hydrocarbons produced from or attributable to the Property on and after the Closing Date as it deems appropriate.

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                                    ARTICLE 2
                                  CONSIDERATION

         2.1      Purchase Price.

                  2.1.1 Amount Due At Closing. ASSIGNEE will pay ASSIGNOR Three Million, One Hundred Seventy-five Thousand and NO/100 DOLLARS ($3,175,000.00) for the Property (the "Purchase Price"), adjusted as specified in Section 2.2 and Section 2.3 and increased by the amount specified in Section 1.3.1. For purposes of this Agreement and for federal income tax purposes, the Purchase Price will be allocated among the various portions of the Property and among depreciable assets and non-depreciable assets as provided in Exhibit A, Schedule 6.

                  2.1.2 Performance Deposit. Upon execution of this Agreement, ASSIGNEE shall pay to ASSIGNOR ten percent (10%) of the Purchase Price (U.S. $317,500.00) as a performance deposit ("Performance Deposit") on the Property to be transferred to ASSIGNEE to assure ASSIGNEE's performance under this Agreement. The Performance Deposit is solely to assure the performance of ASSIGNEE pursuant to the terms and conditions of this Agreement. If ASSIGNEE refuses or is unable for any reason (including failure to obtain financing) to close the transaction in accordance with the terms of this Agreement, ASSIGNOR may, at its sole option, retain the Performance Deposit as agreed liquidated damages and not as a penalty. However, if this Agreement is terminated pursuant to the provisions of Sections 5.3 (Environmental Assessment), 6.4.3 (Governmental Approvals), 5.5 (Preferential Rights and Consents to Assign), 5.6 (Title Defects), 5.7 (Casualty Loss), 5.8 (Termination Due to Impairments to the Property) or 11.20.2 (ASSIGNEE's Remedies) of this Agreement, the Performance Deposit shall be returned without interest as provided in this Agreement. If Closing occurs, ASSIGNOR at its sole option may either (i) return the Performance Deposit to ASSIGNEE, without interest, at Closing, in which case ASSIGNEE must pay ASSIGNOR the full amount of the Purchase Price at Closing, adjusted as provided in Section 2.2, or (ii) retain and credit the Performance Deposit against the Purchase Price at Closing, in which case ASSIGNEE must pay ASSIGNOR an amount equal to the Purchase Price, adjusted as provided in Section 2.2, less the Performance Deposit.

         2.2      Adjustments at Closing.

                  2.2.1 Preliminary Settlement Statement. At Closing, the Purchase Price will be adjusted as set forth in Sections 2.2.2 and 2.2.3. No later than three (3) days prior to the Closing Date, ASSIGNOR will provide ASSIGNEE a preliminary settlement statement identifying all adjustments to the Purchase Price to be made at Closing (the "Preliminary Settlement Statement"). ASSIGNOR and ASSIGNEE acknowledge that some items in the Preliminary Settlement Statement may be estimates or otherwise subject to change in the Final Settlement Statement for the Property, to be prepared pursuant to Section 2.3.

                    2.2.2  Upward  Adjustments.   The  Purchase  Price  will  be
increased by the following expenses and revenues:

                           (a) Any increases in the Purchase Price  specified in
this Agreement or otherwise agreed in writing


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between ASSIGNOR and ASSIGNEE prior to or at Closing, including but not limited to the amount specified in Section 1.3.1 .

                  2.2.3 Downward Adjustments. The Purchase Price will be decreased by the following expenses and revenues:

                           (a) Any decreases in the Purchase Price  specified in
this Agreement or otherwise agreed in writing between ASSIGNOR and ASSIGNEE.

         2.3      Adjustments after Closing.

                  2.3.1 Final Settlement Statement. Within 120 days after Closing (the "Final Settlement Date"), ASSIGNOR will prepare a final settlement statement for the Property containing a final reconciliation of the adjustments to the Purchase Price specified in Section 2.2 (the "Final Settlement Statement") and any amounts due pursuant to Section 10.2.1. However, failure of ASSIGNOR to complete the Final Settlement Statement within 120 days after Closing will not constitute a waiver of any right to an adjustment otherwise due. ASSIGNEE will have 30 days after receiving the Final Settlement Statement to provide ASSIGNOR with written exceptions to any items in the Final Settlement Statement that ASSIGNEE believes in good faith to be questionable. All items in the Final Settlement Statement to which ASSIGNEE does not take written exception within the 30-day review period will be deemed correct.

                  2.3.2 Payment of Post-Closing Adjustments. Any adjustments to the Purchase Price (excluding disputed items) will be offset against each other so that only one payment is required. The party owing payment will pay the other party the net post-Closing adjustment to the Purchase Price within 10 days after the expiration of ASSIGNEE's 30-day review period for the Final Settlement Statement. However, the payment of any disputed items will be subject to the further rights of the parties under Section 2.3.3.

                  2.3.3 Resolution of Disputed Items. After the completion and delivery of the Final Settlement Statement, the parties shall negotiate in good faith to attempt to reach agreement on the amount due with respect to any disputed items in the Final Settlement Statement. If the parties agree on the amount due with respect to any disputed items, and a payment adjustment is required, the party owing payment will pay the other party within 10 days after the parties reach agreement. If the parties are unable to agree on the amount due with respect to any disputed items within 60 days after ASSIGNOR receives ASSIGNEE's written exceptions to the Final Settlement Statement, then the parties will attempt to resolve their disagreement with respect to the disputed items pursuant to the dispute resolution procedure set forth in Section 11.3.

                  2.3.4 Further Revenues and Expenses. After the completion of the post-Closing adjustments under this Section 2.3, (i) if either party receives revenues that belong to the other party under this Agreement, the party receiving the revenues agrees to promptly remit those revenues to the other party, and (ii) if either party pays expenses that are the responsibility of the other party under this Agreement, the party on whose behalf the expenses were paid agrees to promptly reimburse the other party for the expenses paid on its behalf upon receiving satisfactory evidence of such payment. However, neither party will be obligated to reimburse the other party for any such expense in excess of $5,000 unless it has been consulted about that expense prior to payment.

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

         2.4 Payment Method. Unless the parties otherwise agree in writing, all payments under this Agreement will be by wire transfer in immediately available funds to an account designated by the party receiving payment.

         2.5 Principles of Accounting. The Preliminary Settlement Statement and Final Settlement Statement will be prepared in accordance with generally accepted accounting principles in the petroleum industry, and applicable laws, rules and regulations, and with reasonable supporting documentation for each item in those statements.

         2.6 Reporting Value of the Property. Neither party will take any position in preparing financial statements, tax returns, reports to shareholders or governmental authorities, or otherwise, that is inconsistent with the allocation of value for the Property in Exhibit A, Schedule 6, unless the parties otherwise agree in writing. The value assigned to each portion of the Property in Exhibit A, Schedule 6 is hereafter referred to as the "Allocated Value" of that portion of the Property.

         2.7 Section 1031 Exchange. ASSIGNOR and ASSIGNEE hereby agree that ASSIGNEE shall have the right at any time prior to Closing to assign all or a portion of its rights under this Agreement to a Qualified Intermediary (as that term is defined in Section 1.1031(k)-1(g)(4)(v) of the Treasury Regulations) in order to accomplish the transaction in a manner that will comply, either in whole or in part, with the requirements of a like-kind exchange pursuant to
Section 1031 of the Internal Revenue Code of 1986, as amended ("Code"). Likewise, ASSIGNOR shall have the right at any time prior to Closing to assign all or a portion of its rights under this Agreement to a Qualified Intermediary for the same purpose. In the event either party assigns its rights under this Agreement pursuant to this Section 2.7, such party agrees to notify the other party in writing of such assignment at or before Closing. If ASSIGNOR assigns its rights under this Agreement for this purpose, ASSIGNEE agrees to (i) consent to ASSIGNOR's assignment of its rights in this Agreement in form attached hereto as Exhibit "B-1", and (ii) pay the Purchase Price into a qualified escrow or qualified trust account at Closing as directed in writing. If ASSIGNEE assigns its rights under this Agreement for this purpose, ASSIGNOR agrees to (i) consent to ASSIGNEE's assignment of its rights in this Agreement in the form of Exhibit "B-2", (ii) accept the Purchase Price from the qualified escrow or qualified trust account at Closing, and (iii) at Closing, convey and assign directly to ASSIGNEE the Property upon satisfaction of the other conditions to Closing and other terms and conditions hereof. ASSIGNOR and ASSIGNEE acknowledge and agree that any assignment of this Agreement to a Qualified Intermediary shall not release either party from any of their respective liabilities and obligations to each other under this Agreement, and that neither party represents to the other that any particular tax treatment will be given to either party as a result thereof.

                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

         3.1 Reciprocal Representations and Warranties. By their execution of this Agreement, ASSIGNOR and ASSIGNEE each represent and warrant that the following statements are true and accurate as to itself, as of the execution date of this Agreement, the Effective Date and the Closing Date.

                  3.1.1 Corporate Authority. It is a corporation duly organized and in good standing under the laws of its state of incorporation, is duly qualified to carry on its business in the states where the Property is located, and has all the requisite power and authority to enter into and perform this Agreement.

                  3.1.2 Requisite Approvals. Upon execution of this Agreement, it will have taken all necessary actions pursuant to its articles of incorporation, by-laws and other governing documents to fully authorize (i) the execution and delivery of this Agreement and any transaction documents related to this Agreement; and (ii) the consummation of the transaction contemplated by this Agreement.

                  3.1.3 Validity of Obligation. This Agreement and all other transaction documents it is to execute and deliver on or before the Closing Date
(i) have been duly executed by its authorized representatives; (ii) constitute its valid and legally binding obligations; and (iii) are enforceable against it in accordance with their respective terms.

                  3.1.4 No Violation of Contractual Restrictions. Its execution, delivery and performance of this Agreement does not conflict with or violate any agreement or instrument to which it is a party or by which it is bound, except any provision contained in agreements customary in the oil and gas industry relating to (i) the preferential right to purchase all or any portion of the Property; (ii) required consents to transfer and related provisions; (iii) maintenance of uniform interest provisions; and (iv) any other third-party approvals or consents contemplated in this Agreement.

                  3.1.5 No Violation of Other Legal Restrictions. Its execution, delivery and performance of this Agreement do not violate any law, rule, regulation, ordinance, judgment, decree or order to which it or the Property is subject.

                  3.1.6 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by, or to its actual knowledge, threatened against it.

                  3.1.7 Brokers Fees. It has not incurred any obligation for brokers, finders or similar fees for which the other party would be liable.

                  3.1.8 No Restraining Litigation. To its knowledge, there is no action, suit, proceeding, claim or investigation by any person, entity, administrative agency or governmental body pending or, to its knowledge, threatened, against it before any court or governmental agency that seeks substantial damages in connection with, or seeks to restrain, enjoin, materially impair or prohibit the consummation of all or part of the transaction contemplated in this Agreement.

         3.2 ASSIGNOR's Representations and Warranties. By its execution of this Agreement, ASSIGNOR represents and warrants to ASSIGNEE that the following statements are true and accurate, as of the execution date of this Agreement, the Effective Date and the Closing Date.

                  3.2.1 Mortgages and Other Instruments. The transfer of the Property to ASSIGNEE does not violate any covenants or restrictions imposed on ASSIGNOR by any bank or other financial institution in connection with a mortgage or other instrument, and will not result in the creation or imposition of a lien on any portion of the Property.

                  3.2.2 Lawsuits and Claims. Except as disclosed in Exhibit C or disclosed to ASSIGNEE prior to closing, and limited by Section 3.4, to ASSIGNOR's knowledge, there is no written demand or lawsuit, nor any compliance order, notice of probable violation or similar governmental action, pending or threatened before any court or governmental agency that (i) would result in a material impairment or loss of title to any part of the Property, or substantial impairment of the value thereof, or (ii) would materially hinder or impede the operation of the Property.

                  3.2.3. Tax Partnerships.Except as set forth on Exhibit G, ASSIGNOR represents that the Assets conveyed to Buyer are not subject to any Tax Partnership Agreement or provisions requiring a Partnership Income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, or any similar state statute.

         3.3 ASSIGNEE's Representations and Warranties. By its execution of this Agreement, ASSIGNEE represents and warrants to ASSIGNOR that the following statements are true and accurate, as of the execution date of this Agreement, the Effective Date and the Closing Date.

                  3.3.1 Independent Evaluation. ASSIGNEE is an experienced and knowledgeable investor in the oil and gas business. In making the decision to enter into this Agreement, ASSIGNEE has been advised by and has relied solely on its own expertise and legal, tax, reservoir engineering and other professional counsel concerning this transaction, the Property and the value thereof.

                  3.3.2 Qualification. ASSIGNEE is now or at Closing will be, and thereafter will continue to be, qualified to own and, as applicable, operate any federal oil, gas and mineral leases, and any oil, gas and mineral leases for all states in which the Property is located, including meeting all bonding requirements. Consummating the transaction contemplated in this Agreement will not cause ASSIGNEE to be disqualified or to exceed any acreage limitation imposed by law, statute or regulation.

                  3.3.3 Securities Laws and ASSIGNEE's Other Dealings. ASSIGNEE has complied with all federal and state securities laws applicable to ASSIGNEE in regard to the sale of the Property and will comply with such laws if it subsequently disposes of all or any part of the Property. ASSIGNEE is acquiring the Property for its own account and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, 15 U.S.C. ss. 77a et seq., and any other rules, regulations, and laws pertaining to the distribution of securities. Except for traditional mortgage financing from reputable financial institutions, ASSIGNEE has not sought or solicited, nor is ASSIGNEE participating with, investors, partners or other third parties in order to fund the Purchase Price or the Performance Deposit and to close this transaction, and all funds used by ASSIGNEE in connection with this transaction are ASSIGNEE's own funds.

                  3.3.4 Governmental Approval. ASSIGNEE is unaware of any fact or circumstance which would preclude or inhibit unconditional approval of ASSIGNOR's assignment(s) of that portion of the Property which constitutes state or federal oil, gas and mineral leases to ASSIGNEE, by any federal or state authority having jurisdiction, including meeting existing or increased state and federal bonding or supplemental security requirements of such authority.

                  3.3.5 Operator's Bond Qualifications. ASSIGNEE is unaware of any fact or circumstance which would preclude or inhibit ASSIGNEE's qualification to operate the Leases and Wells for which ASSIGNEE is seeking operatorship, including meeting the existing or increased state and federal bonding or supplemental security requirements of any state or federal authority having jurisdiction.

                  3.3.6 No Holding Company. ASSIGNEE is not (i) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility company" within the meaning of the Public Utility Holding
Company Act of 1935, as amended, or (ii) subject in any respect to the provisions of that act.

                  3.3.7 No Investment Company. ASSIGNEE is not (i) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject in any respect to the provisions of that act.

                  3.3.8 ASSIGNEE's Funds.ASSIGNEE has arranged or will arrange to have available by the Closing Date sufficient funds to enable the ASSIGNEE to pay in full the Purchase Price as herein provided and otherwise to perform its obligations under this Agreement without financing that is subject to any material contingency.

         3.4 Limitation as to Environmental Matters. The warranties and representations of ASSIGNOR in this Article 3 do not extend to environmental matters, permits, compliance with environmental laws and regulations, and environmental Claims pertaining to the ownership or operation of the Property. All liabilities and obligations of ASSIGNOR and ASSIGNEE with respect to environmental matters, permits, compliance with environmental laws and regulations, and environmental Claims pertaining to the ownership or operation of the Property will be governed solely and exclusively by the provisions of Sections 4.2, 4.3, 5.3, 5.8, 7.4, 7.5, and Article 8, regardless of the warranties or representations in this Article 3.

         3.5 Notice of Changes. Prior to Closing, ASSIGNOR and ASSIGNEE will each give the other prompt written notice of any matter materially affecting any of their representations or warranties under this Article 3 or rendering any such warranty or representation untrue or inaccurate.

         3.6 Representations and Warranties Exclusive. All representations and warranties contained in this Agreement (including without limitation those in this Article 3) are exclusive, and are given in lieu of all other representations and warranties, express or implied.

                                    Article 4
                            DISCLAIMER OF WARRANTIES

         4.1 Title; Encumbrances. ASSIGNOR WILL CONVEY THE PROPERTY TO ASSIGNEE SUBJECT TO ALL ROYALTIES, OVERRIDING ROYALTIES, BURDENS, ENCUMBRANCES, AND SURFACE RIGHTS CREATED PRIOR TO JANUARY 1, 2004, AND WITHOUT WARRANTY OF TITLE, EXPRESS OR IMPLIED, OTHER THAN A WARRANTY THAT IT HAS NOT TRANSFERRED ANY INTEREST IN THE PROPERTY OR CREATED ANY NEW LIEN OR ENCUMBRANCE AGAINST ANY OF THE PROPERTY ON OR AFTER JANUARY 1, 2004. SPECIFICALLY WITH RESPECT TO THE PERMITS AND EASEMENTS, ASSIGNOR EXPRESSLY DISCLAIMS, AND ASSIGNEE HEREBY WAIVES, ALL WARRANTIES AND REPRESENTATIONS THAT ASSIGNOR OWNS THE PERMITS AND EASEMENTS, THAT THEY ARE IN FORCE AND EFFECT; THAT THEY MAY BE ASSIGNED; THAT THEY ARE CONTIGUOUS; THAT THE EQUIPMENT LIES WITHIN THE PERMITS AND EASEMENTS; OR THAT THEY GRANT THE RIGHT TO LAY, MAINTAIN, REPAIR, REPLACE, OPERATE, CONSTRUCT, OR REMOVE THE EQUIPMENT. ASSIGNOR EXPRESSLY DISCLAIMS, AND ASSIGNEE HEREBY WAIVES, ALL WARRANTIES AND REPRESENTATIONS THAT THERE ARE ANY PERMITS AND EASEMENTS IN FORCE AND EFFECT WITH RESPECT TO THE EQUIPMENT. If necessary, ASSIGNEE shall secure its own rights to operate and maintain the Equipment on the lands of others at its own expense.

         4.2 Condition and Fitness of the Property. Except as expressly set forth in this Agreement, ASSIGNOR WILL CONVEY THE PROPERTY TO ASSIGNEE WITHOUT ANY EXPRESS, STATUTORY OR IMPLIED WARRANTY OR REPRESENTATION OF ANY KIND, INCLUDING WARRANTIES RELATING TO (i) THE CONDITION OR MERCHANTABILITY OF THE
PROPERTY, OR (ii) THE FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE. BEFORE CLOSING, ASSIGNEE WILL INSPECT OR WILL HAVE BEEN GIVEN THE OPPORTUNITY TO
INSPECT, THE PROPERTY AND SUBJECT TO ASSIGNEE's RIGHTS UNDER ARTICLE 5, WILL ACCEPT THE PROPERTY "AS IS," "WHERE IS," AND "WITH ALL FAULTS" AND IN ITS PRESENT CONDITION AND STATE OF REPAIR. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY AS TO (i) THE VALUE, QUALITY, QUANTITY, VOLUME OR DELIVERABILITY OF ANY OIL, GAS OR OTHER MINERALS OR RESERVES (IF ANY) IN, UNDER OR ATTRIBUTABLE TO THE PROPERTY (INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OR DRILLING OPPORTUNITIES), (ii) GAS BALANCING OR PAYOUT ACCOUNT INFORMATION, ALLOWABLES, OR OTHER REGULATORY MATTERS, (iii) THE PHYSICAL, OPERATING, REGULATORY COMPLIANCE, SAFETY OR ENVIRONMENTAL CONDITION OF THE PROPERTY, (iv) PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR, or (v) THE GEOLOGICAL OR ENGINEERING CONDITION OF THE PROPERTY OR ANY VALUE THEREOF.

         4.3 Information About the Property. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES EACH DISCLAIM ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENTS OR COMMUNICATIONS (ORALLY OR IN WRITING) TO THE OTHER PARTY (INCLUDING, BUT NOT LIMITED TO, ANY INFORMATION

CONTAINED IN ANY OPINION, INFORMATION, OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ANY SUCH PARTY BY ANY EMPLOYEE, OFFICER, DIRECTOR, AGENT, CONSULTANT, ENGINEER OR ENGINEERING FIRM, TRUSTEE, REPRESENTATIVE, PARTNER, MEMBER, BENEFICIARY, STOCKHOLDER OR CONTRACTOR OF SUCH DISCLAIMING PARTY OR ITS AFFILIATES) WHEREVER AND HOWEVER MADE, INCLUDING THOSE MADE IN ANY DATA ROOM AND ANY SUPPLEMENTS OR AMENDMENTS THERETO OR DURING ANY NEGOTIATIONS WITH RESPECT TO THIS AGREEMENT OR ANY CONFIDENTIALITY AGREEMENT PREVIOUSLY EXECUTED BY THE PARTIES WITH RESPECT TO THE PROPERTY. ASSIGNOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE ACCURACY, COMPLETENESS, OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO ASSIGNEE IN CONNECTION WITH THE PROPERTY. ANY DATA, INFORMATION OR OTHER RECORDS FURNISHED BY ASSIGNOR ARE PROVIDED TO ASSIGNEE AS A CONVENIENCE AND ASSIGNEE'S RELIANCE ON OR USE OF THE SAME IS AT ASSIGNEE'S SOLE RISK.

         4.4 Subrogation of Warranties. To the extent transferable, ASSIGNOR will give and grant to ASSIGNEE, its successors and assigns full power and right of substitution and subrogation in and to all covenants and warranties (including warranties of title) by preceding owners, vendors, or others, given or made with respect to the Property or any part thereof prior to the Effective Date of this Agreement.

                                    ARTICLE 5
                      DUE DILIGENCE REVIEW OF THE PROPERTY

         5.1 Records Review. To allow ASSIGNEE to confirm ASSIGNOR's title and conduct other due diligence with respect to the Property, ASSIGNOR shall make available to ASSIGNEE, and ASSIGNEE's authorized representatives, at mutually agreeable times before Closing, during normal business hours, all contract, lease, and operational records, to the extent such data and records are in ASSIGNOR's possession and relate to the Property. With ASSIGNOR's permission, ASSIGNEE may photocopy such records at its sole expense. ASSIGNEE shall keep confidential all information made available to ASSIGNEE until the later of the Closing Date or the Effective Date. Any confidentiality agreement previously executed by ASSIGNOR and ASSIGNEE with respect to the Property will continue in force until the later of the Closing Date or the Effective Date. ASSIGNEE shall take all reasonable steps necessary to ensure that ASSIGNEE's authorized representatives comply with the provisions of this Section 5.1 and any confidentiality agreement in effect.

         5.2 Physical Inspection. Before Closing, (a) with respect to that portion of the Property operated by ASSIGNOR, ASSIGNOR will permit ASSIGNEE and its representatives, at their sole risk and expense, to conduct reasonable inspections of the Property at times approved by ASSIGOR, and (b) with respect to that portion of the Property not operated by ASSIGNOR, ASSIGNOR will attempt to obtain access to the Property, in accordance with the applicable operating agreements, for ASSIGNEE and its representatives, at their sole risk and expense, to conduct reasonable inspections of the Property subject to the terms and conditions required by the operator of the Property. ASSIGNEE shall repair any damage to the Property resulting from its inspection and shall indemnify, defend and hold ASSIGNOR harmless from and against any and all Claims arising from ASSIGNEE inspecting and observing the Property and ASSIGNOR's records pursuant to this Article 5, including, without limitation, (a) Claims for personal injuries to or death of employees of the ASSIGNEE, its contractors, agents, consultants and representatives, and damage to the property of ASSIGNEE or others acting on behalf of ASSIGNEE, regardless of whether such Claims arise out of or result in whole or in part, from the condition of the Property or ASSIGNOR's (or its employees', agents', contractors', successors' or assigns') sole or concurrent negligence, strict liability or fault, and (b) Claims for personal injuries to or death of employees of ASSIGNOR or third parties, and damage to the property of ASSIGNOR or third parties, to the extent caused by the negligence, gross negligence or willful misconduct of ASSIGNEE.

         5.3      Environmental Assessment.

                  5.3.1 Inspection. Prior to Closing, the ASSIGNEE will have the right to conduct a Phase I environmental assessment of the Property, subject to the terms set forth in Section 5.2. However, the Phase I environmental assessment must be conducted by an agent or representative of ASSIGNEE (the "Inspector") acceptable to both ASSIGNOR and ASSIGNEE. For purposes of this Agreement, a "Phase I environmental assessment" means (i) a review of ASSIGNOR's and the government's environmental records, (ii) the submission of pre-inspection questionnaires to ASSIGNOR, (iii) a site visit to visually inspect the Property, and (iv) interviews with corporate and site personnel of ASSIGNOR. A Phase I environmental assessment does not include soil or groundwater sampling or subsurface testing of any kind, unless otherwise agreed in writing by ASSIGNOR and ASSIGNEE.

                  5.3.2 Inspection Results. Each party will be entitled to receive a copy of the Inspector's final Phase I inspection results for the Property, including without limitation all final written reports, data and conclusions of the Inspector. ASSIGNEE agrees not to disclose the Phase I inspection results for the Property, or any ASSIGNOR information reviewed during the Phase Inspection results, to third parties without the agreement of ASSIGNOR, except as required by law or by the order of a court or regulatory agency. This confidentiality obligation shall be effective until the Closing Date. If Closing does not occur, ASSIGNEE shall promptly return to ASSIGNOR all written reports, data and conclusions of the Inspector.

                  5.3.3 Notice of Adverse Environmental Conditions. Prior to Closing, ASSIGNEE will review the inspection results for the Property and determine, based on those results and such other information as may be available to ASSIGNEE if any Adverse Environmental Conditions exist with respect to the Property. No later than February 26, 2004, ASSIGNEE will notify ASSIGNOR in writing of any Adverse Environmental Condition with respect to the Property. Such notice shall describe in reasonable detail the Adverse Environmental Condition, include all data and information in ASSIGNEE's and the Inspector's possession or control bearing thereon, and include the estimated Environmental Defect Value attributable thereto. The "Environmental Defect Value" attributable to any Adverse Environmental Condition will be the estimated amount of all reasonable costs and Claims net to ASSIGNOR's interest in the allegedly affected portion of the Property associated with the existence, remediation or correction of the Adverse Environmental Condition (not to exceed the Allocated Value of the allegedly affected portion of the Property), as reasonably determined and estimated by the Inspector on a current cost basis. "Adverse Environmental Condition" means and includes, with respect to any portion of the Property (i) the failure of the Property to be in compliance with applicable Environmental

Laws, or any contract or agreement relating to the environmental condition of the Property (except to the extent such noncompliance with an agreement or contract was previously waived by the other party or is barred by the statute of limitations) or the current owner of the Property does not have standing to assert a claim for noncompliance, (ii) the Property being subject to any agreements, consent orders, decrees, or judgments, in existence at this time based on any Environmental Laws that negatively impact the future use of any material portion of the Property, or that require any change in the present conditions of any of the Property, and (iii) the Property being subject to any uncured notices of violations of or noncompliance with any applicable Environmental Laws; provided, however, that no individual matter shall be deemed to be or constitute an Adverse Environmental Condition unless the Environmental Defect Value for such matter exceeds $150,000, net to ASSIGNOR's interest in the allegedly affected portion of the Property. The term "Environmental Laws" means any statute, law, ordinance, rule, regulation, code, order, judicial writ, injunction, or decree issued by any federal, state, or local governmental authority in effect on or before the Effective Date relating to the control of any pollutant or protection of the air, water, land, or environment or the release or disposal of hazardous materials, hazardous substances or waste materials.

                  5.3.4    Rights and Remedies for Environmental Conditions.

                           (a)  With   respect  to  any  Adverse   Environmental
Condition affecting the Property, ASSIGNEE may (i) request ASSIGNOR to cure the Adverse Environmental Condition, but ASSIGNOR will have no obligation to cure the Adverse Environmental Condition, or (ii) request an adjustment to the Purchase Price equal to the applicable Environmental Defect Value. If ASSIGNOR refuses or is unable to cure the Adverse Environmental Condition before Closing, ASSIGNOR and ASSIGNEE will have the rights and remedies set forth in subpart (b) of this Section 5.3.4 with respect to the uncured Adverse Environmental Conditions, unless the Parties otherwise agree in writing.

                           (b) The  rights  and  remedies  of the  Parties  with
respect to uncured Adverse Environmental Conditions on the Property (other than Adverse Environmental Conditions that ASSIGNOR has agreed to cure pursuant to Section 5.3.4 (a)) are as follows:

                                     (i) If the collective  Environmental Defect
Values and Title Defect Values attributable to all
uncured Adverse Environmental Conditions and uncured, unwaived Title Defects is less than or equal to Five Hundred Thousand and no/100's Dollars ($500,000.00) (the "Deductible Amount"), the Parties will be obligated to proceed with Closing as to all of the Property without curative action by ASSIGNOR with respect to such Adverse Environmental Conditions and Title Defects and without an adjustment to the Purchase Price.

                                    (ii) If the collective  Environmental Defect
Values and Title Defect Values attributable to alluncured Adverse Environmental Conditions and uncured, unwaived Title Defects exceeds the Deductible Amount, ASSIGNOR, at its option, may (1) exclude the entire Lease or Unit upon which the alleged Adverse Environmental Condition(s) exists, or only that portion of such Lease or Unit that is directly affected by the alleged Adverse Environmental Condition, until the collective Environmental Defect Values and Title Defect Values are less than or equal to the Deductible Amount, in which case the Purchase Price will be reduced by the Allocated Value of the excluded

Lease or Unit, or portion thereof, and the Parties will be obligated to proceed with Closing as to the remainder of the Property without curative by ASSIGNOR, or (2) reduce the Purchase Price by the amount of the collective Environmental Defect Values and Title Defects Values in excess of the Deductible Amount, in which case the parties will be obligated to proceed with Closing as to all of the Property without curative action by ASSIGNOR.

                                    (iii) In addition to the rights and remedies
set forth in subparts (i)-(ii) of this Section
5.3.4 (b),  ASSIGNOR and ASSIGNEE will have the termination  rights set forth in
Section 5.8.

                           (c) The term "cure" or "curative" means, with respect
to any Adverse Environmental Condition, the
undertaking and completion of those actions and activities necessary to remediate such Adverse Environmental Condition to the degree necessary such that such Adverse Environmental Condition no longer constitutes an Adverse Environmental Condition as defined above. ASSIGNOR shall promptly notify ASSIGNEE at such time as it believes it has cured an Adverse Environmental Condition. ASSIGNEE shall promptly notify ASSIGNOR of whether it agrees such condition is cured. If ASSIGNEE fails to notify ASSIGNOR of its determination with respect to such cure within seven (7) days following receipt of ASSIGNOR's notice, such Adverse Environmental Condition shall be deemed cured. If ASSIGNOR and ASSIGNEE are unable to agree that an Adverse Environmental Condition has been cured, either party may submit such issue to alternative dispute resolution pursuant to Section 11.3.

                  5.3.5  Exclusive  Remedies.  The  remedies  set  forth in this
Section 5.3 are the sole and exclusive remedies of ASSIGNEE with respect to any Adverse Environmental Condition (and all Environmental Obligations arising out of any such Adverse Environmental Condition) attributable to ASSIGNOR's ownership, operation or the condition of the Property prior to the Effective Date, regardless of whether ASSIGNEE notifies ASSIGNOR of any such Adverse Environmental Condition. ASSIGNOR shall have no liability to ASSIGNEE for any such Adverse Environmental Condition (or its related Environmental Obligations) if ASSIGNEE fails to notify ASSIGNOR as provided in Section 5.3.3.

         5.4      Bonding

                  5.4.1 Bonding Requirements. ASSIGNEE agrees to promptly purchase and post any and all bonds, supplemental bonds or other securities which may be required of it pursuant to all applicable federal, state, tribal and local laws, rules and regulations. ASSIGNEE shall also deliver to ASSIGNOR an additional plugging and abandonment bond with terms and in a form approved by ASSIGNOR in its sole discretion. The amount of the additional bond to be delivered to ASSIGNOR at Closing under this Section 5.4 shall be One Hundred Thousand and no/100's Dollars ($100,000.00). The additional bond to be given by ASSIGNEE to ASSIGNOR under this Section 5.4 must be issued by an insurance company, surety, or other financial institution approved by ASSIGNOR in its sole discretion. ASSIGNEE shall maintain this additional bond in full force and effect, at ASSIGNEE's sole cost and expense, until the Property has been finally and permanently plugged, abandoned, and restored, all in accordance with governmental regulations. The face amount of the bond may be reduced by ASSIGNEE and its surety by the reasonable amounts spent by ASSIGNEE in partial compliance with its Plugging and Abandonment Obligations under this Agreement, once ASSIGNOR has determined (in its sole discretion) that such operations have been satisfactorily completed and has provided written notice of same to ASSIGNEE and its surety. ASSIGNEE's intention not to renew, or its failure to maintain, the additional bond in force shall entitle ASSIGNOR to full payment of the face amount of the bond on demand.

         5.5      Preferential Rights and Consents to Assign.

                  5.5.1    Notices to Holders.

                           (a) If ASSIGNOR's right to convey any of the Property
to ASSIGNEE is subject to third party
preferential purchase rights, rights of first refusal, or similar rights (collectively, "Preferential Rights"), or third party consents to assign or similar rights, excluding consents ordinarily obtained after Closing and consents on hydrocarbon sales, purchase, gathering, transportation, treating, marketing, exchange, processing and fractionating agreements ("Consents"), ASSIGNOR shall use reasonable efforts to (i) notify the holders of the Preferential Rights and Consents that it intends to transfer the Property to ASSIGNEE, (ii) provide them with any information about the transfer of the Property to which they are entitled, and (iii) in the case of Consents, ask the holders of the Consents to consent to the assignment of the affected Property to ASSIGNEE.

                           (b) ASSIGNOR shall promptly notify  ASSIGNEE  whether
(i) any Preferential Rights are exercised or waived, (ii) any Consents are denied, or (iii) the requisite time periods have elapsed and any Preferential Rights are deemed waived or Consents deemed given by the lapse of such requisite time periods under the applicable agreements.

                           (c) If any  Preferential  Rights are  exercised,  the
portion of the Property burdened by the exercised
Preferential Right shall be excluded, and the Purchase Price shall be adjusted by the Allocated Value of the excluded portion of the Property. ASSIGNOR will not be liable to ASSIGNEE if any Preferential Rights are exercised, or any Consents are denied, except as expressly provided in this Section 5.5.

                           (d) Upon  ASSIGNOR's  receipt of all responses to its
notices to Preferential Rights holders under
Section 5.5.1(a), or such holders' requisite response times have elapsed, if the portion of the Property to be excluded pursuant to Section 5.5.1(c) equals One Hundred percent (100%) of the Purchase Price, ASSIGNOR shall notify ASSIGNEE. Upon receipt of such notice, ASSIGNEE may terminate this Agreement, and neither party will have any further obligation to conclude the transfer of the Property under this Agreement. In order to exercise this termination right, ASSIGNEE must give ASSIGNOR notice of its intention to terminate within two (2) business days following the day on which ASSIGNEE receives ASSIGNOR's notice under this
Section 5.5.1(d).

                  5.5.2    Remedies before Closing.

                           (a)  Preferential  Rights.  If  before  Closing,  any
Preferential Right has not been waived or exercised in accordance with the terms, and the time period for such exercise has not expired, the Parties shall proceed to Closing as to the portion of the Property burdened by such Preferential Rights, subject to the further obligations of ASSIGNEE set forth in Section 5.5.3(a) in the event such Preferential Rights are ultimately exercised.

                           (b) Consents. If ASSIGNOR is unable before Closing to
obtain the required Consents, then as the sole pre-Closing remedy for same:

                                    (i) ASSIGNOR  and ASSIGNEE by agreement  may
proceed with Closing as to the portion of the Property affected by the unobtained Consents, subject to the further obligations of ASSIGNOR and ASSIGNEE set forth in Section 5.5.3(b) in the event that such Consents are ultimately denied after Closing; or

                                    (ii) If the  parties do not agree to proceed
with Closing under (b), then with respect to any portion of the Property affected by an unobtained Consent, either ASSIGNOR or ASSIGNEE may exclude the affected portion of the Property from the transaction under this Agreement, adjust the Purchase Price by the Allocated Value of the excluded portion of the Property, and proceed with Closing as to the remainder of the Property. If the unobtained Consents affect all or a portion of a unitized, communitized or pooled Property, for purposes of this clause, the affected portion of the Property shall be deemed to be the entire unitized, communitized or pooled Property. If the affected portion of the Property was excluded at Closing, but ASSIGNOR obtains such Consent on or before the Final Settlement Date, ASSIGNOR shall convey the affected portion of the Property to ASSIGNEE, effective as of the Effective Date, and ASSIGNEE shall pay to ASSIGNOR the Allocated Value of the affected portion of the Property, adjusted pursuant to Section 2.2. If ASSIGNOR has not obtained such Consent as of such date, the affected portion of the Property shall be deemed to be an Excluded Asset.

                  5.5.3    Remedies After Closing.

                           (a) Preferential  Rights.  After Closing,  if (i) any
holder of Preferential Rights has alleged or alleges improper notice of sale, (ii) ASSIGNOR or ASSIGNEE discover, or any third party alleges, the existence of additional Preferential Rights, or (iii) the time period for exercise of any Preferential Right did not expire before Closing, ASSIGNOR and ASSIGNEE will attempt to obtain waivers of those Preferential Rights. If ASSIGNOR and ASSIGNEE are unable to obtain waivers of such Preferential Rights, and such Preferential Rights are not deemed waived, or the third party ultimately establishes and exercises its rights, then ASSIGNEE shall satisfy all such Preferential Rights obligations and shall indemnify, defend and hold ASSIGNOR harmless from and against any and all Claims arising from or related to ASSIGNEE's satisfaction of any such Preferential Rights obligations. ASSIGNEE shall be entitled to receive (and ASSIGNOR hereby assigns to ASSIGNEE all of ASSIGNOR's rights to) all proceeds to be received by ASSIGNOR from such third party, in connection with the sale, due to an exercise of Preferential Rights, of any portion of the Property ASSIGNEE was to receive under this Agreement. ASSIGNEE's receipt of proceeds from the sale of the affected Property shall be ASSIGNEE's sole remedy if Preferential Rights are established and exercised after Closing.

                           (b) Consents.  After  Closing,  ASSIGNOR and ASSIGNEE
shall attempt to obtain any unobtained Consents, including Consents alleged by third parties or identified after Closing. If ASSIGNOR and ASSIGNEE are unable to obtain such Consents on or before the Final Settlement Date, and such unobtained Consents deny the affected portion of the Property to ASSIGNEE, then ASSIGNOR and ASSIGNEE shall rescind the assignment of the affected portion of the Property after which ASSIGNOR shall pay ASSIGNEE the Allocated Value of the affected portion of the Property, and ASSIGNEE shall immediately reassign the affected portion of the Property to ASSIGNOR effective as of the Final Settlement Date, free of all liens, burdens, claims, and encumbrances arising by, through or under ASSIGNEE. Rescission of the assignment of the affected portion of the Property and receipt of the Allocated Value of the affected portion of the Property shall be ASSIGNEE's sole remedy if such Consents are not obtained.

         5.6      Title Defects.

                  5.6.1    Certain Definitions.

                           (a)  Title   Defects.   For  the   purposes  of  this
Agreement, a "Title Defect" means any impairment, encumbrance, lien, encroachment, irregularity, defect in, or dispute concerning ASSIGNOR's title to the Property, and that in the reasonable opinion of ASSIGNEE would materially:

                                    (i) Reduce,  impair or prevent ASSIGNEE from
receiving payment from the purchasers of production from the Property;

                                    (ii) Reduce  ASSIGNEE's net revenue interest
in all or a portion of the Property below that attributable thereto and set forth in the applicable Schedule to Exhibit A;

                                    (iii) Increase  ASSIGNEE's  working interest
in all or a portion of the Property above that attributable thereto and set forth in the applicable Schedule to Exhibit A without a corresponding and proportionate increase in net revenue interest; or

                                    (iv) Restrict or extinguish ASSIGNEE's right
to use the Property as owner, lessee, licensee or permittee, as applicable.

Notwithstanding the foregoing, no individual matter described above shall be deemed to be or constitute a Title Defect unless the Title Defect Value for such matter exceeds Two Hundred Fifty Thousand and no/100's Dollars ($250,000.00) net to ASSIGNOR's interest in the affected portion of the Property, and no Adverse Environmental Condition, Imbalances, or Permitted Encumbrance, Consents or Preferential Rights will be considered a Title Defect under this Section 5.6.

                           (b)  Permitted  Encumbrances.   The  term  "Permitted
Encumbrance" means:

                                     (i)    Any    materialman's,    mechanics',
repairman's, employees', contractors', operators', or
other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business incidental to construction, maintenance, development, production or operation of the Property, or the production or processing of Hydrocarbons therefrom, that are not delinquent or, if delinquent, are being contested in good faith by appropriate proceedings;

                                    (ii) Production  sales  contracts;  division
orders; contracts for sale, purchase, exchange,
refining, processing or fractionating of hydrocarbons; compression agreements; equipment leases; surface leases; unitization and pooling designations, declarations, orders and agreements; processing agreements; plant agreements; pipeline, gathering, and transportation agreements; injection, repressuring, and recycling agreements; salt water or other disposal agreements; seismic or geophysical permits or agreements; and any and all other agreements which are ordinary and customary in the oil and gas exploration, development, or extraction business, or in the business of processing of gas and gas condensate production for the extraction of products therefrom;

                                    (iii) Any liens for taxes not yet delinquent
or, if delinquent, that are being contested in good faith by appropriate proceedings;

                                    (iv) Any liens or security interests created
by law or reserved in oil, gas and/or mineral leases for royalty, bonus or rental or for compliance with the terms of any Property;

                                    (v)    Any     easements, rights-of-way,
servitudes, permits, licenses, surface leases and other rights with respect to surface operations, to the extent such matters do not interfere in any material respect with ASSIGNOR's operation of the portion of the Property burdened thereby;

                                    (vi) All  royalties,  overriding  royalties,
net profits interests, carried interests, reversionary interests and other burdens created prior to January 1, 2004;

                                    (vii)  Conventional  rights of  reassignment
arising upon surrender or abandonment of any Property; and

                                    (viii)  Rights  reserved to or vested in any
governmental authority to control or regulate any of the wells or units included in the Property and all applicable laws, rules, regulations and orders of such authorities so long as the same have not been applied to decrease ASSIGNOR'S Net Revenue Interest below the Net Revenue Interest specified in the applicable Schedule to Exhibit A.

                  5.6.2 Notice of Title Defects. ASSIGNEE will review title to the Property prior to Closing and notify ASSIGNOR in writing of any Title Defect it discovers as soon as reasonably practicable after its discovery, but in no event after February 26, 2004. Such notice shall describe in reasonable detail the Title Defect, including ASSIGNEE's reasonable estimate of the reduction in the Allocated Value of the portion of the Leases(s) or Unit(s) affected by the Title Defect (the "Title Defect Value"), and include all data and information in ASSIGNEE's possession or control bearing thereon. ASSIGNEE will be deemed to have conclusively waived any Title Defect about which it fails to notify ASSIGNOR in writing prior to February 26, 2004.

                  5.6.3 Request to Cure Title Defects. If ASSIGNEE notifies ASSIGNOR of a Title Defect as provided in Section 5.6.2, ASSIGNEE may request ASSIGNOR to cure the Title Defect, but ASSIGNOR will have no obligation to cure any Title Defect. If ASSIGNOR agrees to attempt to cure a Title Defect, ASSIGNOR must cure the Title Defect before Closing, unless the parties otherwise agree in writing.

                  5.6.4 Remedies for Uncured Title Defects. If ASSIGNEE notifies ASSIGNOR of any Title Defect as provided in Section 5.6.2, and ASSIGNOR refuses or is unable to cure the Title Defect before Closing, then ASSIGNEE and ASSIGNOR will have the following rights and remedies with respect to the uncured Title Defect(s) in the Property, unless the parties otherwise agree in writing.

                           (a) ASSIGNEE  may waive the uncured  Title Defect and
proceed with Closing without adjustment to the Purchase Price.

                           (b)  If  the  collective   Title  Defect  Values  and
Environmental Defect Values of uncured, unwaived Title
Defects and uncured Adverse Environmental Conditions are less than or equal to the Deductible Amount, ASSIGNOR and ASSIGNEE will be obligated to proceed with Closing as to all of the Property without curative action by ASSIGNOR with respect to such Title Defects and Adverse Environmental Conditions and without adjustment to the Purchase Price.

                           (c)  If  the  collective   Title  Defect  Values  and
Environmental Defect Values of uncured, unwaived Title
Defects and uncured Adverse Environmental Conditions exceeds the Deductible Amount, ASSIGNOR, at its option, may (1) exclude all or any portion of the affected Lease(s) or Unit(s) until the collective Title Defect Values and Environmental Defect Values affecting the remaining unexcluded Property are less than or equal to the Deductible Amount, in which case the Purchase Price will be reduced by the Allocated Value of the excluded Lease(s) or Unit(s) and the parties will be obligated to proceed with Closing as to the remainder of the Property without curative action by ASSIGNOR, or (2) reduce the Purchase Price by the amount of the collective Title Defect Values and Environmental Defect Values in excess of the Deductible Amount, in which case the parties will be obligated to proceed with Closing as to all of the Property without curative action by ASSIGNOR.

                           (d) In addition to the rights and  remedies set forth
in subparts (a) through (c) of this Section
5.6.4,  ASSIGNOR  and  ASSIGNEE  will have the  termination  rights set forth in
Section 5.8.

                  5.6.5 Exclusive Remedy. The remedies set forth in this Section
5.6 are ASSIGNEE's exclusive remedies under this Agreement for all Title Defects, and ASSIGNOR shall have no other liability to ASSIGNEE with respect to Title Defects.


         5.7      Casualty Losses and Government Takings.

                  5.7.1 Notice of Casualty Losses. If, prior to the Closing Date, all or part of the Property is damaged or destroyed by fire, flood, storm, or other casualty ("Casualty Loss"), or is taken in condemnation or under the right of eminent domain, or if proceedings for such purposes shall be pending or threatened ("Government Taking"), ASSIGNOR must promptly notify ASSIGNEE in writing of the nature and extent of the Casualty Loss or Government Taking and ASSIGNOR's estimate of the cost required to repair or replace that portion of the Property affected by the Casualty Loss or value of the Property taken by the Government Taking.

                  5.7.2 Remedies for Casualty Losses and Government Takings. With respect to each Casualty Loss to or Government Taking of the Property, ASSIGNOR and ASSIGNEE will have the following rights and remedies:

                           (a) If the  agreed  cost to  repair  or  replace  the
portion of the Property affected by the Casualty Loss or the agreed value of the Property taken in any Government Taking is less than Two Hundred Fifty Thousand and no/100's Dollars ($250,000.00), the Purchase Price will be adjusted by the agreed cost of the Casualty Loss or the agreed value of the Property taken by the Government Taking, and the parties will proceed with Closing.

                           (b) If the  agreed  cost to  repair  or  replace  the
portion of the Property affected by the Casualty Loss or the agreed value of the Property taken in any Government Taking equals or exceeds Two Hundred Fifty Thousand and no/100's Dollars ($250,000.00), ASSIGNOR and ASSIGNEE by agreement may adjust the Purchase Price by the agreed cost of the Casualty Loss or the agreed value of the Property taken in any Government Taking, and proceed with Closing.

                           (c) If, on or before  the  Closing  Date,  a Casualty
Loss or Government Taking has occurred with respect to all or a portion of the Property, and (i) ASSIGNOR and ASSIGNEE have been unable to agree on the cost of the Casualty Loss or the value of the affected Property taken in any Government Taking, or (ii) the agreed cost to repair or replace the portion of the Property affected by the Casualty Loss or the agreed value of the affected Property taken in any Government Taking equals or exceeds Two Hundred Fifty Thousand and no/100's Dollars ($250,000.00), then either ASSIGNOR or ASSIGNEE may exclude the affected portion of the Property, in which case the Purchase Price will be reduced by the Allocated Value of the affected portion of the Property, and the parties will be obligated to proceed with Closing as to the remainder of the Property.

                           (d) In addition to the remedies set forth in subparts
(a), (b), and (c) of this Section 5.7.2,
ASSIGNOR and ASSIGNEE will have the termination rights in connection with Casualty Losses and Government Takings set forth in Section 5.8.

                  5.7.3 Insurance Proceeds and Settlement Payments. If ASSIGNOR and ASSIGNEE adjust the Purchase Price of the Property due to a Casualty Loss or Government Taking, and proceed with Closing, ASSIGNOR will be entitled to (i) all insurance proceeds payable to ASSIGNOR with respect to any such Casualty Loss, (ii) all sums paid to ASSIGNOR or ASSIGNEE by third parties by reason of any such Casualty Loss, and (iii) all compensation paid to ASSIGNOR or ASSIGNEE with respect to any such Government Taking.

                  5.7.4 Change in Condition. ASSIGNEE will assume all risk and loss with respect to, and any change in the condition of the Property from and after the Effective Date, including production of Hydrocarbons through normal depletion, the watering-out, casing collapse or sand infiltration of any well, and the depreciation of personal property through ordinary wear and tear. None of the events or conditions set forth in this Section 5.7.4 will be considered a Casualty Loss with respect to the Property, nor will they be cause for any other reduction in the Purchase Price, or give rise to any right to terminate this Agreement.

         5.8      Termination Due to Impairments to the Property.

                  5.8.1 Right to Terminate. If the Allocated Value of all Property to be excluded from the transaction contemplated by this Agreement due to unwaived, uncured Title Defects, uncured Adverse Environmental Conditions, Casualty Loss and Government Taking exceeds thirty percent (30%) of the Purchase Price, either ASSIGNOR or ASSIGNEE may terminate this Agreement, and neither party will have any further obligation to conclude the transfer of the Property under this Agreement.

                  5.8.2 Notice of Termination. Any party exercising a right of termination under this Section 5.8 must notify the other party in writing no later than three (3) business days before the Closing Date of its election to terminate this Agreement.

         5.9 Hart-Scott-Rodino. This Agreement is subject in all respects to and conditioned upon compliance by the parties with Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart-Scott-Rodino Act"), and rules and regulations promulgated pursuant thereto, to the extent that said act, rules and regulations are applicable to the transaction contemplated by this Agreement. ASSIGNEE and ASSIGNOR agree to make such filings with and provide such information to the Federal Trade Commission and the
Department  of Justice  with  respect to the  transaction  contemplated  by this
Agreement as are required in connection with the Hart-Scott-Rodino Act sufficiently in advance of the Closing Date to permit the lapse of the initial waiting periods prescribed in connection with the Hart-Scott-Rodino Act before the Closing Date.

                                    ARTICLE 6
                      CLOSING AND POST-CLOSING OBLIGATIONS

         6.1 Closing Date. The actions and events described in Section 6.3 are the "Closing" of this transaction, which shall be held beginning at 9:00 a.m. local time at ASSIGNEE's offices located in Englewood, Colorado on March 15, 2004, or on such earlier or later date or at such other place as the parties agree in writing ("Closing Date"). Time is of the essence in the performance of this Agreement. All events of Closing shall each be deemed to have occurred simultaneously with the other, regardless of when actually occurring, and each shall be a condition precedent to the other. If the Closing occurs, all conditions of Closing shall be deemed to have been satisfied or waived (but ASSIGNOR's and ASSIGNEE's warranties and representations shall not be waived and shall survive the Closing, to the extent provided in Section 11.4).

         6.2 Conditions to Closing. ASSIGNOR and ASSIGNEE will not be obligated to close the transaction described in this Agreement, and will have the right to terminate this Agreement, unless each of the conditions to its performance set forth in this Section 6.2 is satisfied as of the Closing Date, or it waives in whole or part any such condition to its performance that is unsatisfied as of the Closing Date. If a party elects to terminate this Agreement because a condition to its performance is not satisfied, the terminating party must give the other party written notice of termination on or before the Closing Date, after which neither party will have any further obligation to conclude the transfer of the Property under this Agreement. The inclusion in this Agreement of conditions to ASSIGNOR's and ASSIGNEE's obligations at Closing shall not, in and of itself, constitute a covenant of either ASSIGNOR or ASSIGNEE to satisfy the conditions to the other party's obligations at Closing.

                  6.2.1    Representations and Warranties.

                           (a) ASSIGNOR will not be obligated to close if, as of
the Closing Date, any matter represented or warranted in this Agreement by the ASSIGNEE is untrue, inaccurate or is misleading in any material respect.

                           (b) ASSIGNEE will not be obligated to close if, as of
the Closing Date, any matter represented or warranted in this Agreement by the ASSIGNOR is untrue, inaccurate or is misleading in any material respect.

                  6.2.2    Performance of Obligations.

                           (a) ASSIGNOR will not be obligated to close if, as of
the Closing Date, ASSIGNEE has not performed all obligations under this Agreement that ASSIGNEE is required to perform on or before Closing.

                           (b) ASSIGNEE will not be obligated to close if, as of
the Closing Date, ASSIGNOR has not performed all obligations under this Agreement that ASSIGNOR is required to perform on or before Closing.

                  6.2.3 Legal Proceedings. Neither party will be obligated to close if, as of the Closing Date, any suit or other proceeding is pending or threatened before any court or governmental agency seeking to restrain, prohibit, or declare illegal, or seeking substantial damages in connection with, the transaction that is the subject of this Agreement, or there is reasonable basis for any such suit or other proceeding.

                  6.2.4 FTC Consent. Neither party will be obligated to close if, as of the Closing Date, any necessary consent of the Federal Trade Commission or any other state or federal governmental authority relating to the consummation of the transaction contemplated by this Agreement has not been obtained or waived (except for approvals covered by Section 6.4.3), or applicable waiting periods prescribed by the Hart-Scott-Rodino Act have not elapsed or terminated.

                  6.2.5 Insurance. ASSIGNOR will not be obligated to close if ASSIGNEE, as of the Closing Date, does not have insurance providing the following minimum insurance coverages with limits of liability of not less than those set out below:

                           (a) Insurance  which shall comply with all applicable
Workers' Compensation and Occupational Disease Laws and which shall cover all of the ASSIGNEE's employees performing any work or activities as to the Property;

                           (b)   Comprehensive/Commercial    General   Liability
Insurance (including contractual liability coverage) with a combined bodily injury and property damage limit of not less than $1,000,000 for each occurrence, together with Pollution Liability Insurance with a coverage of not less than $1,000,000 for each occurrence.

Such insurance shall include coverage for all liability assumed by ASSIGNEE under the terms of this Agreement with limits not less than those set out above. As to all comprehensive/commercial general public and pollution liability insurance policies, ASSIGNOR shall be named as an additional insured to the extent of ASSIGNEE's liabilities and obligations hereunder. All such insurance of ASSIGNEE hereunder shall be written on policy forms and by insurance companies reasonably acceptable to ASSIGNOR. Upon request, ASSIGNEE shall furnish ASSIGNOR with certificates of insurance on forms approved by ASSIGNOR, listing all such insurance policies. All such certificates must be signed by authorized representatives of the insurance companies and must provide for not less than ten (10) days prior written notice to ASSIGNOR in the event of cancellation or material change affecting ASSIGNOR's interest. ASSIGNEE shall ensure that it and its contractors' insurers waive all rights of recovery or subrogation against ASSIGNOR, its parent, subsidiaries, affiliates, agents, directors, officers, employees, servants, co-lessees or co-venturers. Neither failure to comply, nor full compliance with the insurance provisions of this Agreement, shall limit or relieve ASSIGNEE from its indemnity obligations in accordance with this Agreement.

         6.3 Closing. At Closing, the following events shall occur and ASSIGNOR and ASSIGNEE shall execute, acknowledge (if necessary), and exchange, as applicable, the following items:

                           (a) Both parties at Closing  shall  execute a Closing
Statement evidencing the amounts to be wire transferred into the accounts of each receiving party at Closing;

                           (b) ASSIGNEE  shall  deliver to ASSIGNOR the Purchase
Price, as adjusted by the amount shown on the Preliminary Settlement Statement, by wire transfer in immediately available funds to the account of ASSIGNOR designated in writing by ASSIGNOR prior to Closing;

                           (c) If  ASSIGNOR  elects  to return  the  Performance
Deposit as provided in Section 2.1.2, ASSIGNOR shall deliver to ASSIGNEE the Performance Deposit without interest, by wire transfer in immediately available funds to the account of ASSIGNEE designated in writing by ASSIGNEE prior to Closing;

                           (d) The parties shall execute, ASSIGNOR shall deliver
and ASSIGNEE shall accept the assignment documents (in sufficient counterparts for recording) for the assignment and conveyance of the Property to be transferred under this Agreement substantially in the form set forth in Exhibit D (the "Assignment Documents");

                           (e) ASSIGNOR  shall  execute and deliver a Nonforeign
Affidavit in the form of Exhibit E;

                           (f) ASSIGNOR  shall deliver to ASSIGNEE a photostatic
copy of the letters from ASSIGNOR to its co-owners in the portions of the Property it operates, resigning as operator for those portions of the Property;

                           (g) If ASSIGNEE is attempting to succeed  ASSIGNOR as
operator of any of the Property, ASSIGNEE shall prepare and the parties shall execute (i) appropriate change of operator notices and any third party ballots required under applicable operating agreements, and
(ii) all applicable forms and declarations required by federal and state agencies relative to ASSIGNEE's assumption of operations;

                           (h) Any ratification and joinder instruments required
to transfer the rights, obligations and
interests in applicable Related Contracts and other Property;

                           (i) ASSIGNOR and ASSIGNEE shall execute,  acknowledge
(if necessary) and exchange, as applicable, any applications necessary to transfer to ASSIGNEE all transferable regulatory or governmental permits to which the Property is subject, and which ASSIGNOR has agreed to transfer under this Agreement;

                           (j) ASSIGNEE  shall  furnish  ASSIGNOR  with evidence
acceptable to ASSIGNOR that ASSIGNEE is qualified to hold title to the Leases and other Property with any federal or state agencies, as applicable, and to operate (should ASSIGNEE become the operator of the Property or a portion thereof) the Wells, pipelines and facilities associated therewith, including copies of all ASSIGNEE's ownership, operational, and plugging bonds or other supplemental security arrangements for the Property, as provided in Section 5.4;

                           (k)  ASSIGNEE   shall   furnish   ASSIGNOR  with  any
additional bond as required under Section 5.4;

                           (l) If requested,  ASSIGNEE  shall  furnish  ASSIGNOR
with Certificate(s) of Insurance confirming the existence of the ASSIGNEE's insurance coverages pursuant to Section 6.2.5;

                           (m) ASSIGNEE shall furnish  ASSIGNOR with a certified
resolution or secretary's certificate of ASSIGNEE evidencing the authority of ASSIGNEE to enter into this Agreement and close the transaction contemplated hereby in a form and having content satisfactory to ASSIGNOR;

                           (n) ASSIGNOR  shall furnish  ASSIGNEE with letters in
lieu of transfer orders directing all purchasers of production from the Property to pay ASSIGNEE the proceeds of Hydrocarbons produced from the Property from and after the Effective Date; and

                           (o) The parties  shall  execute and deliver any other
appropriate assignments, bills of sale, deeds or
instruments necessary to transfer the Property to ASSIGNEE or to effect and support the transaction contemplated in this Agreement, including, without limitation, any conveyances on official forms and related documentation necessary to transfer the Property to ASSIGNEE in accordance with requirements of governmental regulations.

         6.4 Post-Closing Obligations. ASSIGNOR and ASSIGNEE have the following post-Closing obligations:

                  6.4.1 Property Records. Within sixty (60) days after Closing, ASSIGNOR shall deliver to ASSIGNEE the originals or legible copies of the Property Records at a location designated by ASSIGNEE by a means designated by ASSIGNEE. Any transportation, postage or delivery costs from ASSIGNOR's offices shall be at ASSIGNEE's sole cost, risk and expense. If ASSIGNOR retains any original Property Records, ASSIGNEE shall have the right to access and review those original Property Records during normal business hours. ASSIGNEE agrees to maintain the Property Records for seven (7) years after Closing. ASSIGNEE shall provide ASSIGNOR and its representatives reasonable access to and the right to copy such Property Records for the purposes of (a) preparing and delivering any accounting provided under this Agreement and adjusting, prorating and settling the charges and credits provided in this Agreement; (b) complying with any law, rule or regulation affecting ASSIGNOR's interest in the Property prior to the Closing Date; (c) preparing any audit of the books and records of any third party relating to ASSIGNOR's interest in the Property prior to the Closing Date, or responding to any audit prepared by such third parties; (d) preparing tax returns; (e) responding to or disputing any tax audit; or (f) asserting, defending or otherwise dealing with any claim, lawsuit or dispute pertaining to the Property or arising under this Agreement. If, prior to expiration of this seven (7) year period, ASSIGNEE wishes to destroy any of these Property Records, ASSIGNEE shall notify ASSIGNOR in writing before destroying such Property Records. If, within thirty (30) days following receipt of ASSIGNEE's notice, ASSIGNOR notifies ASSIGNEE that ASSIGNOR desires to retain such Property Records, ASSIGNEE shall refrain from the destruction of such Property Records and, at ASSIGNOR's expense, deliver such Property Records to ASSIGNOR. ASSIGNOR agrees to use all reasonable efforts, but without any obligation to incur any cost or expense in connection therewith, to cooperate with ASSIGNEE's efforts to obtain access to files, records and data relating to the Property not provided by ASSIGNOR which are in the possession of any third party operator of any of the Property.

                  6.4.2 Recording and Filing. ASSIGNEE, within thirty (30) days after Closing, shall (i) record all Assignment Documents and all other instruments that must be recorded to effectuate the transfer of the Property; and (ii) file for approval with the applicable federal, state, tribal or local agencies all Assignment Documents and other federal, state, tribal or local transfer documents required to effectuate transfer of the Property. ASSIGNEE shall provide ASSIGNOR a recorded copy of each Assignment Document and other recorded instruments, and approved copies of the Assignment Documents and other federal, state, tribal or local transfer documents, as soon as they are available.

                  6.4.3    Governmental Approvals.

                           (a) Federal  and State  Approvals.  ASSIGNEE,  within
thirty (30) days after Closing, shall file for approval with the applicable government agencies all Assignment Documents and other state and federal transfer documents required to effectuate the transfer of the Property. ASSIGNEE further agrees promptly after Closing to take all other actions required of it by federal or state agencies having jurisdiction to obtain all requisite regulatory approvals with respect to this transaction, and to use its best efforts to obtain the unconditional approval by such federal or state agencies, as applicable, of (i) the Assignment Documents requiring federal or state approval in order for ASSIGNEE to be recognized by the federal or state agencies as the owner of the Property, and (ii) its qualification as the operator of record with respect to that portion of the Property for which it is elected successor operator under the operating agreements applicable to any of the Property, together with any necessary rights of use and easements as to the pipeline(s) included in the Property. ASSIGNEE shall provide ASSIGNOR approved copies of the Assignment Documents and other state and federal transfer documents as soon as they are available.

                           (b) Title Pending Governmental  Approvals.  Until all
of the governmental approvals provided for in this
Section 6.4.3 have been obtained by ASSIGNEE, the following shall occur with respect to the affected portion of the Property:

                                    (i) ASSIGNOR  shall  continue to hold record
title to the affected Leases and other affected portion of the Property as nominee for ASSIGNEE;

                                    (ii)  ASSIGNEE  shall assume  responsibility
for all of ASSIGNEE's Assumed Obligations with respect to the affected Leases and other affected portion of the Property as if ASSIGNEE were the record owner of such Leases and other portion of the Property as of the Effective Date, and shall indemnify ASSIGNOR with respect to all Claims arising in connection with the ownership or operation of such Leases and other Property, as provided in Section 8.3.

                                    (iii)   ASSIGNOR  shall  act  as  ASSIGNEE's
nominee but shall be authorized to act only upon and in accordance with ASSIGNEE's specific written instructions, and ASSIGNOR shall have no authority, responsibility or discretion to perform any tasks or functions with respect to the affected Leases and other affected portion of the Property other than those which are purely administrative or ministerial in nature, unless otherwise specifically requested and authorized by ASSIGNEE in writing;

                                    (iv)  ASSIGNEE  shall obtain and continue to
maintain and provide at its cost the insurance coverages with minimum limits of liability as set forth in Section 6.2.5 of this Agreement; and

                                    (v) If  ASSIGNOR  continues  to operate  the
affected Leases and other affected portion of the Property pending such approval, ASSIGNOR and ASSIGNEE will have the rights and obligations with respect to the operation of such Leases and other Property set forth in Article 10.

                           (c) Denial of Required Governmental Approvals. If the
federal or state agency refuses to approve the
Assignment Documents as contemplated by this Section 6.4.3, or fails to do so within twenty-four (24) months after the Closing Date, ASSIGNOR may continue to hold record title to the affected Leases and other affected Property as ASSIGNEE's nominee or at ASSIGNOR's option it may terminate this Agreement and all its obligations hereunder as to the affected Leases and other affected portion of the Property by giving thirty (30) days written notice to ASSIGNEE. Upon such termination: (i) this Agreement shall be null and void and terminated as to the affected Leases and other affected portion of the Property, (ii) ASSIGNEE shall immediately reassign and return to ASSIGNOR the Assignment Documents and any and all other documents, materials and data previously delivered to ASSIGNEE with respect to the affected Leases and other affected portion of the Property, and (iii) ASSIGNOR shall return to ASSIGNEE the Allocated Value of the affected Leases and other affected portion of the Property previously paid to ASSIGNOR at Closing, without interest, less the proceeds of production net of all expenses, overhead, royalties, and costs of operations (including plugging and abandonment expenses but excluding mortgage interest and any burdens, liens, or encumbrances created by ASSIGNEE which must be released prior to this payment) attributable to the affected Leases or other affected portion of the Property from the Effective Date forward. In no event, however, shall ASSIGNOR ever be required to reimburse ASSIGNEE for any expenditures associated with workovers, recompletions, or the drilling, completion or plugging and abandonment of wells drilled or work performed by ASSIGNEE. ASSIGNOR will not be liable to ASSIGNEE if such federal or state approvals are not obtained, except as expressly provided in this Section 6.4.3.

                  6.4.4 Change of Operator Requirements. If ASSIGNEE is attempting to succeed ASSIGNOR as operator of any portion of the Property, ASSIGNEE shall promptly file all appropriate forms, declarations and bonds (or other authorized forms of security) with all applicable federal and state agencies relative to its assumption of operations. ASSIGNEE shall furnish to ASSIGNOR copies of all approvals, in the form granted by such federal and state agencies, relative to ASSIGNEE's assumption of operations, as soon as such approvals become available.

                  6.4.5 Further Assurances. ASSIGNEE and ASSIGNOR agree to execute and deliver from time to time such further instruments and do such other acts as may be reasonably requested and necessary to effectuate the purposes of this Agreement.

                                    ARTICLE 7
                   ASSUMED AND RETAINED RIGHTS AND OBLIGATIONS

         7.1 ASSIGNEE's Rights After Closing. Upon and after Closing, ASSIGNEE will receive and assume all of ASSIGNOR's right, title and interest in the Property, with effect as of the Effective Date.

         7.2      ASSIGNEE's Obligations After Closing.

                  7.2.1 Description of Obligations. Upon and after Closing, ASSIGNEE will assume, pay and perform all the obligations, liabilities and duties with respect to the ownership and (if applicable) operation of the Property that are attributable to periods on and after the Effective Date, together with the Plugging and Abandonment Obligations, the Environmental Obligations, and all other obligations assumed by ASSIGNEE under the Agreement (collectively, the "ASSIGNEE's Assumed Obligations"). Without limiting the generality of the foregoing, the ASSIGNEE's Assumed Obligations shall also specifically include:

                           (a)  Responsibility  for  payment  of  all  operating
expenses and capital expenditures related to the Property and attributable to the period on and after the Effective Date;

                           (b) Responsibility for performance of all express and
implied obligations and covenants under the terms of the Leases, other instruments in the chain of title, the Related Contracts, Permits and Easements and all other orders and contracts to which the Property or the operation thereof is subject, to the extent those obligations and covenants are required to be performed on or after the Effective Date;

                           (c)  Responsibility  for  payment  of all  royalties,
overriding royalties, production payments, net profits obligations, rentals, and other burdens or encumbrances to which the Property is subject that are attributable to periods on and after the Effective Date, and for shut-in payments payable on and after the Effective Date;

                           (d)  Responsibility  for  proper  accounting  for and
disbursement of production proceeds from the Property attributable to periods on and after the Effective Date, including funds in any suspense accounts received from ASSIGNOR;

                           (e) Responsibility for compliance with all applicable
laws, ordinances, rules and regulations
pertaining to the Property, and the procurement and maintenance of all permits, consents, authorizations, and bonds required by public authorities in connection with the Property on and after the Effective Date; and

                           (f)  Responsibility  for all obligations with respect
to gas production or processing imbalances with third parties attributable to the Property for production from and after the Effective Date.

         7.3      ASSIGNOR's Obligations After Closing.

                  7.3.1  Description  of  Obligations.  Subject to Section  8.6,
after Closing, ASSIGNOR will retain responsibility for all liabilities, obligations and duties with respect to the ownership and (if applicable) operation of the Property that are attributable to periods before the Effective Date, except as otherwise specifically provided in this Agreement (the "ASSIGNOR's Retained Obligations"). Without limiting the generality of the foregoing, the ASSIGNOR's Retained Obligations shall also specifically include:

                           (a)  Responsibility  for the payment of all operating
expenses and capital expenditures related to the Property and attributable to the period prior to the Effective Date;

                           (b) Responsibility for performance of all express and
implied obligations and covenants under the terms of the Leases, other instruments in the chain of title, the Related Contracts, the Permits and Easements, and all other orders and contracts to which the Property or operation thereof is subject, to the extent those obligations and covenants are required to be performed before the Effective Date;

                           (c)  Responsibility  for  payment  of all  royalties,
overriding royalties, production payments, net profits obligations, rentals, shut-in payments and other burdens or encumbrances to which the Property is subject that are attributable to periods before the Effective Date and for shut-in payments payable before the Effective Date;

                           (d)  Responsibility  for  proper  accounting  for and
disbursement of production proceeds from or attributable to the Property attributable to periods before the Effective Date excluding funds in any suspense accounts transferred to ASSIGNEE;

                           (e) Except to the extent  assumed by ASSIGNEE in this
Agreement, responsibility for compliance with all applicable laws, ordinances, rules and regulations pertaining to the Property, and the procurement and maintenance of all permits, consents, authorizations, and bonds required by public authorities in connection with the Property to the extent attributable to the period before the Effective Date; and

                           (f)   Responsibility  for  the  exclusions  from  the
Plugging and Abandonment Obligations described in
Section 7.4.2, and the exclusions from the Environmental Obligations described in Section 7.5.2.

         7.4      ASSIGNEE's Plugging and Abandonment Obligations.

                  7.4.1 Description of Obligations. Upon and after Closing, ASSIGNEE assumes full responsibility and liability for the following plugging and abandonment obligations related to the Property (the "Plugging and Abandonment Obligations"), regardless of whether they are attributable to the ownership or operation of the Property before or after the Effective Date and regardless of whether resulting from any acts or omissions of ASSIGNOR (INCLUDING THOSE ARISING FROM ASSIGNOR'S SOLE, JOINT, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT) or the condition of the Property when acquired:

                           (a) The necessary and proper plugging, replugging and
abandonment of all wells on the Property, whether plugged and abandoned before or after the Effective Date;

                           (b) The  necessary and proper  removal,  abandonment,
and disposal of all, structures, pipelines, facilities, equipment, abandoned property and junk located on or comprising part of the Property;

                           (c) The necessary  and proper  capping and burying of
all flow lines associated with the Wells and located on or comprising part of the Property;

                           (d)  The  necessary  and  proper  restoration  of the
Property, both surface and subsurface, as may be required by applicable laws, regulation or contract;

                           (e) Any  necessary  clean-up  or disposal of Property
contaminated by naturally occurring radioactive material ("NORM"), as may be required by applicable laws, regulations or contract;

                           (f)  All   obligations   arising   from   contractual
requirements and demands made by courts, authorized regulatory bodies or parties claiming a vested interest in the Property; and

                           (g)  Obtaining   and   maintaining   all  bonds,   or
supplemental or additional bonds, that may be required contractually or by governmental authorities.

                  7.4.2 Exclusions from ASSIGNEE's Plugging and Abandonment Obligations. ASSIGNEE's obligations under this Section 7.4 do not include any civil or criminal fines or penalties that may be levied against ASSIGNOR or ASSIGNEE by any court or regulatory authority for non-compliance with applicable laws, regulations or orders in connection with the ownership or operation of the Property before the Effective Date.

                  7.4.3 Standard of Operations. ASSIGNEE shall conduct all plugging, replugging, abandonment, removal, disposal and restoration operations in a good and workmanlike manner and in compliance with all applicable laws and regulations.

                  7.4.4   ASSIGNOR's   Remedies.   ASSIGNEE's   liabilities  and
obligations under this Section 7.4 are included in the liabilities and obligations to be secured by the bonds, supplemental or additional bonds and/or pledge of securities, as may be established pursuant to Section 5.4. If ASSIGNEE defaults in the performance of its obligations pursuant to this Section 7.4, ASSIGNOR, at its option, and after reasonable notice, may complete, or have completed, the plugging, replugging, abandonment, removal, disposal, capping, burying, and restoration operations at ASSIGNEE's expense. Exercise of ASSIGNOR's rights hereunder shall in no way limit ASSIGNOR's rights to seek recovery for any uncompensated damages resulting from such default or to exercise any other legal rights and remedies under this Agreement.

         7.5      ASSIGNEE's Environmental Obligations.

                  7.5.1 Description of Obligations. Upon and after Closing, ASSIGNEE assumes full responsibility and liability for the following occurrences, events, conditions, and activities on or related to the Property (the "Environmental Obligations"), regardless of whether arising from the ownership or operation of the Property before or after the Effective Date, and regardless of whether resulting from any acts or omissions of ASSIGNOR (INCLUDING THOSE ARISING FROM ASSIGNOR'S SOLE, JOINT, CONCURRENT, OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT) or the condition of the Property when acquired:

                           (a)   Environmental   pollution   or   contamination,
including pollution or contamination of the soil, groundwater or air by Hydrocarbons, drilling fluid or other chemicals, brine, produced water, NORM, or any other substance;

                           (b)  Underground   injection   activities  and  waste
disposal on the Property;

                           (c) Clean-up responses,  and the cost of remediation,
control, assessment or compliance with respect to surface and subsurface pollution caused by spills, pits, ponds, lagoons or subsurface storage tanks;

                           (d) Non-compliance  with applicable land use, surface
disturbance, licensing or notification rules, regulations, demands or orders of appropriate state or federal regulatory agencies;

                           (e)  Disposal  on  the  Property  of  any   hazardous
substances, wastes, materials and products generated by or used in connection with the ownership or operation of the Property before or after the Effective Date; and

                           (f) Non-compliance with Environmental Laws.

                  7.5.2 Exclusions from ASSIGNEE's Environmental Obligations. ASSIGNEE's Environmental Obligations do not include:

                           (a) Any civil or criminal fines or penalties that may
be levied against ASSIGNOR by any court or regulatory authority for any such violation of any laws, rules or regulations in connection with the ownership or operation of the Property before the Effective Date, all of which shall remain the responsibility of ASSIGNOR; and

                           (b) Disposal  offsite  from the  Property  before the
Effective Date of any hazardous substances, wastes, NORM, materials and products generated by or used in connection with the ownership or operation of the Property before the Effective Date.

                                    article 8
                                   INDEMNITIES

         8.1 Definition of Claims. As used in this Agreement, the term "Claims" means any and all losses, liabilities, damages, punitive damages, obligations, expenses, fines, penalties, costs, claims, causes of action and judgments for:
(a) breaches of contract; (b) loss or damage to property, injury to or death of persons (including illness and disease), and other tortious injury; and (c) violations of applicable laws, rules, regulations, orders or any other legal right or duty actionable at law or equity. The term "Claims" also includes reasonable attorneys' fees, court costs, and other reasonable costs resulting from the investigation or defense of any Claim within the scope of the indemnities in this Agreement.

         8.2      Application of Indemnities.

                  8.2.1 Covered Claims and Parties. All indemnities set forth in this Agreement extend to the officers, directors, employees and affiliates of the party indemnified. The indemnities set forth in this Agreement do not extend to (a) any part of an indemnified Claim that is the result of the gross negligence, willful misconduct or fraud of the indemnified party, (b) punitive damages assessed against the indemnified party arising from the acts or omissions of the indemnified party, or (c) civil or criminal fines or penalties by any court or regulatory authority assessed against the indemnified party due the indemnified party's failure to comply with applicable laws, regulations or orders.

                  8.2.2 Express Negligence Disclosure. UNLESS THIS AGREEMENT EXPRESSLY PROVIDES TO THE CONTRARY, THE INDEMNITY, RELEASE, WAIVER AND ASSUMPTION PROVISIONS SET FORTH IN THIS AGREEMENT APPLY REGARDLESS OF WHETHER THE INDEMNIFIED PARTY (OR ITS EMPLOYEES, AGENTS, CONTRACTORS, SUCCESSORS OR ASSIGNS) CAUSES, IN WHOLE OR PART, AN INDEMNIFIED CLAIM, INCLUDING WITHOUT LIMITATION INDEMNIFIED CLAIMS ARISING OUT OF OR RESULTING, IN WHOLE OR IN PART, FROM, OUT OF OR IN CONNECTION WITH THE CONDITION OF THE PROPERTY OR THE INDEMNIFIED PARTY'S (OR ITS EMPLOYEES', AGENTS', REPRESENTATIVES', CONTRACTORS', SUCCESSORS' OR ASSIGNS') SOLE OR CONCURRENT NEGLIGENCE, STRICT LIABILITY OR FAULT. ASSIGNEE AND ASSIGNOR ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS CONSPICUOUS.

                  8.2.3 Other Limitations. The indemnities of the indemnifying party in this Agreement do not cover or include any amounts that the indemnified party may legally recoup from other third party owners under applicable joint operating agreements or other agreements, or for which the indemnified party is reimbursed by any third party. The indemnifying party will pay all costs incurred by the indemnified party in obtaining reimbursement from third parties. There will be no upward or downward adjustment in the Purchase Price as a result of any matter for which ASSIGNEE or ASSIGNOR is indemnified under this Agreement.

         8.3 ASSIGNEE's Indemnity. ASSIGNEE SHALL INDEMNIFY, DEFEND AND HOLD ASSIGNOR HARMLESS from and against any and all Claims caused by, resulting from or incidental to:

                  8.3.1  ASSIGNEE's  Assumed   Obligations,   including  without
limitation, the Plugging and Abandonment Obligations and the Environmental Obligations;

                  8.3.2 If applicable, ASSIGNOR's operation of the Property and any assistance in the transition of operations under Article 10, except to the extent caused by ASSIGNOR's gross negligence or willful misconduct;

                  8.3.3 Any obligations for brokerage or finder's fee or commission incurred by ASSIGNEE in connection with its purchase of the Property;

                  8.3.4 Any violation by ASSIGNEE of state or federal securities laws, or ASSIGNEE's dealings (including any dealings in breach of ASSIGNEE's warranties and representations in Section 3.3.3) with its partners, investors, financial institutions, assignees and other third parties in connection with the transaction under this Agreement, or any subsequent sale or other disposition of the Property (or portion thereof) by ASSIGNEE, its affiliates or assignees;

                  8.3.5 Any Imbalances associated with the Property that ASSIGNEE assumes under Section 11.1;

                  8.3.6 ASSIGNEE's ownership or operation of any portion of the Property that is reconveyed or reassigned to ASSIGNOR pursuant to the terms of this Agreement; and

                  8.3.7 ASSIGNEE's inspection of the Property pursuant to Sections 5.2 and 5.3.

         8.4 ASSIGNOR's Indemnity. Subject to Section 8.6, ASSIGNOR shall INDEMNIFY, DEFEND AND HOLD ASSIGNEE HARMLESS from and against any and all Claims caused by, resulting from or incidental to:

                  8.4.1   ASSIGNOR's   Retained   Obligations,   including   the
exclusions from the Plugging and Abandonment Obligations, and the exclusions from the Environmental Obligations;

                  8.4.2 If applicable, ASSIGNOR's operation of the Property and any assistance in the transition of operations under Article 10, to the extent caused by ASSIGNOR's gross negligence or willful misconduct; and

                  8.4.3 ASSIGNOR's access to the Property after Closing for the purposes described in this Agreement, except to the extent caused by ASSIGNEE's gross negligence or willful misconduct.

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

         8.5 Notices and Defense of Indemnified Claims. Each party shall immediately notify the other party of any Claim of which it becomes aware and for which it is entitled to indemnification from the other party under this Agreement. The indemnifying party shall be obligated to defend at the indemnifying party's sole expense any litigation or other administrative or adversarial proceeding against the indemnified party relating to any Claim for which the indemnifying party has agreed to indemnify and hold the indemnified party harmless under this Agreement. However, the indemnified party shall have the right to participate with the indemnifying party in the defense of any such Claim at its own expense.

         8.6 ASSIGNOR's Indemnity Limit. Notwithstanding anything herein to the contrary, (a) in no event shall ASSIGNOR be required to indemnify ASSIGNEE for any individual Claim of less than $10,000 and (b) the terms and provisions of this Article 8 shall be ASSIGNEE's sole and exclusive remedy for any Claims caused by, resulting from, or incidental to ASSIGNOR's Retained Obligations.

         8.7 NORM. ASSIGNEE ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT OIL AND GAS PRODUCING FORMATIONS CAN CONTAIN NATURALLY OCCURRING RADIOACTIVE MATERIAL. SCALE FORMATION OR SLUDGE DEPOSITS CAN CONCENTRATE LOW LEVELS OF NORM ON EQUIPMENT, MATERIALS AND OTHER PROPERTY. SOME OR ALL OF THE EQUIPMENT, MATERIALS AND OTHER PROPERTY SUBJECT TO THIS AGREEMENT MAY HAVE LEVELS OF NORM ABOVE BACKGROUND LEVELS. A HEALTH HAZARD MAY EXIST IN CONNECTION WITH THIS EQUIPMENT, MATERIALS AND OTHER PROPERTY BY REASON THEREOF. THEREFORE, ASSIGNEE MAY NEED TO FOLLOW SAFETY PROCEDURES WHEN HANDLING THIS EQUIPMENT, MATERIALS AND OTHER PROPERTY.

         8.8 Pending Litigation and Claims. Notwithstanding anything in this Agreement to the contrary, ASSIGNEE shall INDEMNIFY, DEFEND AND HOLD ASSIGNOR HARMLESS from and against any Claims resulting from the litigation and claims listed on Exhibit C under the section entitled "ASSIGNEE's Responsibility," except as may otherwise be expressly provided in that Exhibit. ASSIGNOR shall INDEMNIFY, DEFEND AND HOLD ASSIGNEE HARMLESS from and against any Claims resulting from the litigation and claims listed on Exhibit C under the section entitled "ASSIGNOR's Responsibility," except as may otherwise be expressly provided in that Exhibit.

         8.9 Waiver of Consequential and Punitive Damages. NEITHER ASSIGNEE NOR ASSIGNOR SHALL BE ENTITLED TO RECOVER FROM THE OTHER, RESPECTIVELY, AND EACH PARTY RELEASES THE OTHER PARTY FROM, ANY LOSSES, COSTS, EXPENSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES, COURT COSTS AND REASONABLE ATTORNEYS FEES, SUFFERED BY SUCH PARTY. ASSIGNEE AND ASSIGNOR BOTH WAIVE, AND RELEASE THE OTHER FROM ANY RIGHT TO RECOVER PUNITIVE, SPECIAL, EXEMPLARY AND CONSEQUENTIAL DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT; PROVIDED, HOWEVER, ANY SUCH DAMAGES RECOVERED BY A THIRD PARTY (OTHER

THAN SUBSIDIARIES, AFFILIATES OR PARENTS OF A PARTY) FOR WHICH A PARTY OWES THE OTHER PARTY AN INDEMNITY UNDER THIS ARTICLE 8 SHALL NOT BE WAIVED.

                                    article 9
                               TAXES AND EXPENSES

         9.1 Recording Expenses. ASSIGNEE shall pay all costs of recording and filing the Assignment Documents for the Property, all other state and federal transfer documents, and all other instruments that must be filed to effectuate the transfer of the Property.

         9.2 Ad Valorem, Real Property and Personal Property Taxes, Excise Taxes. All ad valorem taxes, real property taxes, personal property taxes, and similar obligations on the Property ("Property Taxes") and excise taxes associated with any of the Property ("Excise Taxes") are ASSIGNOR's obligation for periods before the Effective Date and ASSIGNEE's obligation for periods after the Effective Date. If Property or Excise Taxes for the current tax year have not been assessed and paid as of the Closing Date, the ASSIGNEE shall file all required reports and returns incident to the Property and Excise Taxes and pay the Property and Excise Taxes for the current tax year and subsequent periods. Notwithstanding the foregoing, ASSIGNOR will pay personal property taxes for 2003. The ASSIGNOR will reimburse the ASSIGNEE for the ASSIGNOR's proportionate share of these taxes, prorated as of the Effective Date, as a closing adjustment to the Purchase Price at Closing (based on a good faith estimate of these taxes) with a final adjustment upon receipt of evidence of the ASSIGNEE's payment of the taxes. Said closing adjustment for real property taxes shall be reflected as a deduction from the purchase price for ASSIGNOR's proportionate share. Said closing adjustment for personal property taxes shall be reflected as an addition to the purchase price for ASSIGNEE's proportionate share. If Property and Excise Taxes for the current tax year have been assessed and paid as of the Closing Date, the ASSIGNEE will reimburse the ASSIGNOR for its proportionate share of these taxes, prorated as of the Effective Date, as a closing adjustment to the Purchase Price.

         9.3 Severance Taxes. ASSIGNOR shall bear and pay all severance or other taxes measured by Hydrocarbon production from the Property, or the receipt of proceeds therefrom, to the extent attributable to production from the Property before the Effective Date. ASSIGNEE shall bear and pay all such taxes on production from the Property on and after the Effective Date. ASSIGNOR shall withhold and pay on behalf of ASSIGNEE all such taxes on production from the Property between the Effective Date and the Closing Date, if the Closing Date follows the Effective Date, and the amount of any such payment shall be reimbursed to ASSIGNOR as a closing adjustment to the Purchase Price pursuant to
Section 2.2. If either party pays taxes owed by the other, upon receipt of evidence of payment the nonpaying party will reimburse the paying party promptly for its proportionate share of such taxes.

         9.4      Tax and Financial Reporting.

                  9.4.1 IRS Form 8594. If the parties mutually agree that a filing of Form 8594 is required, the parties will confer and cooperate in the preparation and filing of their respective forms to reflect a consistent reporting of the agreed upon allocation of the value of the Property.

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

                  9.4.2 Financial Reporting. ASSIGNOR and ASSIGNEE agree to furnish to each other at Closing or as soon thereafter as practicable any and all information and documents reasonably required to comply with tax and financial reporting requirements and audits.


         9.5 Sales and Use Taxes. ASSIGNEE shall be responsible for and pay all federal, state, or local sales, transfer, gross proceeds, use and similar taxes incident to or applicable to the Property it receives under this Agreement, or caused by the transfer of the Property to ASSIGNEE under this Agreement. If ASSIGNOR is required to pay such sales, use or similar taxes on behalf of ASSIGNEE, ASSIGNEE will reimburse ASSIGNOR at Closing for all sales and use taxes due and payable on the transfer of the Property to ASSIGNEE.

         9.6 Income Taxes. Each party shall be responsible for its own state and federal income taxes, if any, as may result from this transaction.

         9.7 Incidental Expenses. Each party shall bear its own respective expenses incurred in connection with the negotiation and Closing of this transaction, including its own consultants' fees, attorneys' fees, accountants' fees, and other similar costs and expenses.

                                   ARTICLE 10
                            OPERATIONS AFTER CLOSING

         10.1 ASSIGNOR's Covenants Pending Closing From and after the date of execution of this Agreement and until the Closing, subject to Section 10.1.1 and the constraints of applicable operating agreements, ASSIGNOR (i) shall operate, manage and administer the Property in a good and workmanlike manner consistent with its past practices, and shall carry on its business with respect to the Property in substantially the same manner as before execution of this Agreement;
(ii) shall not sell, dispose of, or encumber the Property with a lien or mortgage (other than Permitted Encumbrances), the effect of which would be to cause ASSIGNOR's interest in the Property to be less than that set forth on Exhibit A, Schedule 6, except with respect to preferential purchase rights as provided herein, and with respect to the sale of Hydrocarbons in the ordinary course of business. Notwithstanding the foregoing, ASSIGNOR shall have no obligation to extend the primary term of any of the Leases from which Hydrocarbons have never been produced or to renew same. From and after the date of execution of this Agreement and until the Closing, subject to Section 10.1.1 and the constraints of applicable operating agreements, ASSIGNOR shall, except for emergency action taken in the face of serious risk to life, property or the environment (i) submit to ASSIGNEE, for prior written approval, all requests for operating or capital expenditures and all proposed contracts and agreements relating to the Property that involve individual commitments of more than $25,000 that would be required to be expended by ASSIGNEE after the Effective Date; and (ii) not approve or elect to go nonconsent as to any proposed well or plug and abandon or agree to plug and abandon any well without ASSIGNEE's prior written approval. On any matter requiring ASSIGNEE's approval under this Section 10.1, ASSIGNEE shall respond within 72 hours from ASSIGNOR's request for approval (or such shorter period of time as may be required by the applicable operating agreement) and failure of ASSIGNEE to respond within such time period shall release ASSIGNOR from the obligation to obtain ASSIGNEE's approval before proceeding on such matter as ASSIGNOR may elect in its sole discretion. ASSIGNEE's sole remedy for ASSIGNOR's breach of its obligations under this


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

Section 10.1 shall be equal to the ASSIGNEE's actual damages, if any, not to exceed the Allocated Value for the portion of the Property affected by such breach.

                  10.1.1 Non Operated Properties. To the extent that ASSIGNOR is not the operator of any of the Property, the obligations of ASSIGNOR in Section
10.1 concerning operations or activities that normally, or pursuant to existing contracts are carried out or performed by the operator, shall be construed to require only that ASSIGNOR use all reasonable efforts (without being obligated to incur any expense or institute any cause of action) to cause the operator of such portion of the Property to take such actions or render such performance within the constraints of the applicable operating or other agreements.

         10.2 ASSIGNOR Operated Properties After Closing. With respect to any portion of the Property operated by ASSIGNOR, after Closing and until such time as a successor operator of the Property has been selected in accordance with the applicable operating agreements and approved as operator of the Property by the federal or state agencies having jurisdiction, as applicable (the "Interim Period"), ASSIGNOR shall continue to operate the Property, subject to ASSIGNOR's right to resign under the terms of the applicable operating agreement, but in no event for longer than ninety (90) days following Closing. Such continued operations by ASSIGNOR during the Interim Period shall be for the account of ASSIGNEE and be conducted subject to ASSIGNEE's sole direction and right of control. In addition, ASSIGNOR's operation of the Property during the Interim Period shall be at the sole cost, risk and expense of ASSIGNEE, and such continued operations by ASSIGNOR shall be covered by ASSIGNEE's indemnity set forth in Section 8.3.

                  10.2.1 Costs and Expenses. In connection with continued operation of the Property by ASSIGNOR during the Interim Period, ASSIGNEE shall reimburse ASSIGNOR for all costs and expenses incurred by ASSIGNOR in connection with the continued operation of the Property by ASSIGNOR during the Interim Period, including a charge for overhead in the same manner as provided in the applicable joint operating agreement; provided that for any of the Property of which ASSIGNOR is one hundred percent (100%) owner, the charge for overhead shall be $___0.00_________ per month in the aggregate. ASSIGNOR will have no obligation to make capital expenditures or extraordinary operating expenditures in connection with the Property during the Interim Period. Additionally, ASSIGNOR may require ASSIGNEE to prepay on a monthly basis any and all expenses that ASSIGNOR estimates it will pay or incur in connection with the operation of the Property. If ASSIGNEE is ultimately selected as operator of the Property, ASSIGNEE will additionally reimburse ASSIGNOR for the amounts of any unpaid operating expenses and capital expenditures of other working interest owners paid or incurred by ASSIGNOR and attributable to operations during the Interim Period. ASSIGNOR will be entitled to retain any overhead payments received from other working interest owners and attributable to operations during the Interim Period. To the extent ASSIGNOR continues to operate the Property after the Final Settlement Statement, or to the extent such costs and expenses were not reimbursed through the Final Settlement Statement, ASSIGNEE shall reimburse ASSIGNOR periodically upon receipt of ASSIGNOR's invoice therefor (unpaid invoices shall bear simple annual interest at the maximum allowed by the state in which the applicable portion of the Property is located).

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


         10.2.2 ASSIGNEE's Assumption of Operations. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, ASSIGNOR DOES NOT WARRANT OR GUARANTEE THAT ASSIGNEE WILL BECOME THE OPERATOR OF THE PROPERTY OR ANY PORTION THEREOF, AS SUCH MATTER WILL BE CONTROLLED BY THE APPLICABLE OPERATING AGREEMENT(S) AND APPLICABLE FEDERAL OR STATE REGULATORY REQUIREMENTS AND APPROVAL. ASSIGNEE shall comply with all balloting procedures under such operating agreement(s) for the election of the successor operator to ASSIGNOR. If ASSIGNEE is approved as operator of the Property by the applicable federal or state agency, and the provisions of Section 5.4 and Section 6.4.3 have been complied with, ASSIGNOR shall not be obligated to continue operating any of the Property and ASSIGNEE will immediately assume full responsibility therefore and assume all operations thereon. After ASSIGNEE assumes operations of the Property, ASSIGNOR shall be granted access and reasonable ingress and egress onto and across the Property without any requirement of payment by ASSIGNOR to ASSIGNEE, but otherwise at ASSIGNOR's sole risk, cost and expense, to allow ASSIGNOR to remove from the Property any of its property excluded from this Agreement under Section 1.2, and any such access, ingress and egress shall be covered by ASSIGNOR's indemnity set forth in Section 8.4. ASSIGNOR shall make its personnel available to ASSIGNEE as may be reasonably necessary to assist in the transition of operations, and any such assistance shall be covered by ASSIGNEE's indemnity set forth in Section 8.3.

         10.2.3 ASSIGNEE's Approval. In conducting operations after the Closing Date, ASSIGNOR shall have no duty to ASSIGNEE other than to follow ASSIGNEE's explicit instructions, except that ASSIGNOR shall (other than for emergency action taken in the face of serious risk of life, property or the environment),
(i) obtain ASSIGNEE's prior written approval of all expenditures and proposed contracts and agreements, or amendments to existing contracts and agreements relating to the Property that involve individual commitments of more than $50,000 net to ASSIGNEE's interest in the Property; and (ii) obtain ASSIGNEE's written approval before voting under any operating, unit, joint venture or similar agreement. ASSIGNOR shall notify ASSIGNEE of any emergency action taken, and to the extent reasonably practicable, obtain ASSIGNEE's prior approval of such actions. However, except for emergency action that must be taken in the face of serious risk of life, property or the environment, ASSIGNOR will have no obligation to undertake any actions with respect to the Property that are not required in the course of the normal operation of the Property.

                                   article 11
                                  MISCELLANEOUS

         11.1 Production Imbalances. The Purchase Price paid by ASSIGNEE is based on the assumed oil or gas production imbalances with respect to the Property ("Imbalances") set forth in Exhibit F. If ASSIGNOR and ASSIGNEE determine no later than 180 days after Closing that the Imbalances stated in Exhibit F are inaccurate, the parties agree to exchange additional compensation, as provided in Exhibit F, for the difference between the Imbalances and the revised Imbalances determined by the parties. Such settlement shall be final and neither party thereafter shall make claim upon the other concerning production imbalances with respect to the Property. Except with respect to its right to receive the post-Closing Purchase Price adjustment set forth above, ASSIGNEE will be solely responsible for, shall assume, and releases and will INDEMNIFY, DEFEND AND HOLD ASSIGNOR HARMLESS from all rights against (including rights to receive make-up gas or to receive cash balancing payments) and obligations to (including obligations to make-up gas or to make cash balancing payments) third parties with respect to any Imbalances, all of which shall constitute Assumed Obligations.

         11.2     Preferential Right to Purchase and Process Production.

                  11.2.1 ASSIGNOR's Right and Option. ASSIGNOR reserves and shall have the ongoing preferential right and option, but not the obligation, to purchase until February 28, 2007 oil, condensate or other liquid Hydrocarbons ("Liquid Hydrocarbons") produced from the Property, and payment for such Liquid Hydrocarbons shall be at the same price and under the same terms and conditions offered to ASSIGNEE in the best bona fide offer from a third party purchaser. If ASSIGNEE does not have a bona fide offer from a third party purchaser, then payment for such Liquid Hydrocarbons shall be at ASSIGNOR's posted price as specified in ASSIGNOR's posted price bulletin in effect on the delivery date for Liquid Hydrocarbons of like kind and quality to that produced from the Property, less per barrel taxes and transportation deductions. If ASSIGNOR does not have a posted price for Liquid Hydrocarbons from the Property, then payment for such Liquid Hydrocarbons shall be based on the published price of another major oil company on which ASSIGNOR and ASSIGNEE mutually agree, in effect on the delivery date for Liquid Hydrocarbons of like kind, quality, and location, less per barrel taxes and transportation deductions. ASSIGNOR also reserves and shall have the preferential right and option to purchase or process, or cause to be processed, natural and casinghead gas, or other gaseous Hydrocarbons ("Gaseous Hydrocarbons") produced from the Property, with payment for the Gaseous Hydrocarbons purchased and/or gas products recovered to be at the same price and under the same terms and conditions offered to ASSIGNEE in any bona fide offer from a third party purchaser. If ASSIGNEE does not have a bona fide offer from a third party purchaser, then the price will be determined on the basis of an agreement between ASSIGNOR and ASSIGNEE containing terms generally acceptable in the area.

                  11.2.2 Third-Party Offers. If ASSIGNEE receives from a responsible, unaffiliated third-party a bona fide offer acceptable to ASSIGNEE to purchase Liquid Hydrocarbons or purchase and/or process Gaseous Hydrocarbons from the Property it receives, ASSIGNEE shall furnish ASSIGNOR a copy of this offer as written on the letterhead of the third-party offeror. ASSIGNOR shall then have seven (7) days after receiving a copy of the offer to either waive its right or elect to purchase and/or process, or cause to be processed, the Liquid Hydrocarbons or Gaseous Hydrocarbons, as applicable, on terms substantially equivalent to those offered to ASSIGNEE by the third-party offeror or on more favorable terms and conditions to ASSIGNEE. Failure to timely reply to ASSIGNEE's notice will be a one-time waiver of ASSIGNOR's preferential rights under this Section 11.2. Once waived, and if ASSIGNEE accepts the third-party offer, the preferential rights under this Section 11.2 will not be enforceable during the term of any sale or processing contract between ASSIGNEE and the third-party offeror. However, ASSIGNEE agrees not to enter into any sale or processing contract with a third-party offeror with a term in excess of six months in duration.

                  11.2.3   Miscellaneous.

                           (a)      The  preferential  rights in this Section
11.2 shall be subject to the expiration of any existing contracts for the purchase of Liquid Hydrocarbons or Gaseous Hydrocarbons from the Property between ASSIGNOR and third-party purchasers that are assigned to ASSIGNEE as part of the Related Contracts.

                           (b)  The  failure  of   ASSIGNOR   to  exercise   its
preferential rights to purchase Liquid Hydrocarbons or Gaseous Hydrocarbons from the Property under this Section 11.2 at any time or times shall not constitute a waiver of those preferential rights.

                           (c) For the purposes of this Agreement,  any exchange
or other disposition of Liquid Hydrocarbons or Gaseous Hydrocarbons from the Property will be considered a sale under this
Section 11.2 and subject to ASSIGNOR's preferential rights under this Section 11.2.

                           (d) The  preferential  rights  in this  Section  11.2
shall be a covenant running with the land.

         11.3 Alternative Dispute Resolution. Compliance with this Section 11.3 shall constitute a condition precedent to either Party seeking judicial enforcement of any provisions of this Agreement. Any dispute concerning this Agreement shall be resolved under the mediation and binding arbitration procedures of this Section 11.3. Upon the occurrence of any dispute between ASSIGNEE and ASSIGNOR in connection with their rights and obligations under this Agreement, ASSIGNEE and ASSIGNOR will first attempt in good faith to resolve all disputes by negotiations between management level persons who have authority to settle the controversy. If either party believes further negotiations are futile, such party may initiate the mediation process by so notifying the other party in writing. Both parties shall then attempt in good faith to resolve the dispute by mediation in Salt Lake City, Utah, employing management level persons with authority to settle the dispute, in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes, as such procedure may be modified by agreement of the parties. The parties shall share the cost of the mediator equally. If the dispute has not been resolved pursuant to mediation within sixty (60) days after initiating the mediation process, the dispute shall be finally resolved through binding arbitration, as follows:

                           (a) If any dispute or controversy shall arise between
the parties out of this Agreement, the alleged breach thereof or any tort in connection therewith, or out of the refusal to perform the whole or any part thereof, and the parties shall be unable to agree with respect to the matter or matters in dispute or controversy, the same shall be submitted to arbitration before a panel of arbitrators the provisions of this
Section 11.3. The panel of arbitrators shall be chosen as follows: Upon the written demand of either party and within ten (10) working days from the date of such demand, each party shall name an arbitrator and these two so named shall promptly thereafter choose a third. If either party shall fail to name an arbitrator within ten (10) working days from such demand, the other party shall name the second arbitrator as well as the first, or if the two arbitrators shall fail within ten (10) working days from their appointment to agree upon and appoint the third arbitrator, then upon written application by either party such third arbitrator may be appointed by the senior Judge in active service of the United States District Court for the District of Utah; and if said Judge shall fail to act, then such third arbitrator shall be appointed by the President of the Center for Public Resources, Inc. The arbitrators selected to act hereunder shall be qualified by education, experience, and training to pass upon the particular matter or matters in dispute.

                           (b) The panel of  arbitrators so chosen shall proceed
promptly to hear and determine the matter or matters in dispute, after giving the parties due notice of hearing and a reasonable opportunity to be heard. The procedure of the arbitration proceedings shall be in accordance with the Center for Public Resources Rules for Non-Administered Arbitration of Business Disputes, as may be modified by the panel of arbitrators. Unless otherwise determined by the arbitrators, the hearing and presentations of the parties shall not exceed two days cumulative. The location of all arbitration proceedings hereunder shall be Houston, Harris County, Texas, unless the panel of arbitrators determines that another venue is more appropriate. The award of the panel of arbitrators or a majority thereof shall be made within forty-five (45) days after the appointment of the third arbitrator, subject to any reasonable delay due to unforeseen circumstances. In the event of the panel or a majority thereof failing to make a award within sixty (60) days after the appointment of the third arbitrator, new arbitrators may at the election of either party be chosen in like manner as if none had been previously selected.

                           (c)  The  award  of the  arbitrators,  or a  majority
thereof, shall be in writing, determined in accordance with the substantive law of the State of Texas, and shall be final and binding on the parties as to the question or questions submitted, and the parties shall abide by such award and perform the conditions thereof. The award of the arbitrators shall be based on the applicable law and facts, and the merits of the parties' positions in the controversy. The award shall not provide or create any rights or benefits in any person or entity which is not a party to this Agreement, as this Agreement and any arbitration thereunder shall not be construed as a third party beneficiary contract. Unless otherwise determined by the arbitrators, all expenses in connection with such arbitration shall be divided equally between the parties thereto, except that the expenses of counsel, witnesses, and employees of each party shall be borne solely by the party incurring them, and the compensation of any arbitrator named by a party shall be borne solely by such party; provided that if court proceedings to stay litigation or compel arbitration are necessary, the party who unsuccessfully opposes such proceedings shall pay all reasonable associated costs, expenses and attorney's fees of such court proceedings.

                           (d) The arbitrators  shall not be required to explain
reasons for the award. No transcript or other
recording shall be made of the arbitration proceedings. Except (i) in connection with a suit for enforcement of the award, (ii) as required by law, court order or regulation, (c) when reasonably necessary to explain the terms and conditions of the award to outside attorneys, auditors, and insurers, or (iii) as part of good faith compliance with disclosure obligations under applicable law, the arbitration proceedings, the award, and the parties' actions in connection with the arbitration are confidential and shall not be disclosed to third parties, and no disclosure of or reference to the arbitration, the award, or of the parties' statements or actions in connection with the arbitration shall be made to any third party. All offers, promises, conduct, statements, and evidence, whether oral or written, made in the course of the arbitration by any of the parties, their agents, employees, experts, or attorneys are confidential. Such offers, promises, conduct, statements, and evidence shall be considered inadmissible under Rule 408 of the Federal Rules of Evidence and any similar state provisions, and shall be inadmissible for any purpose, including impeachment. However, evidence that is otherwise admissible shall not be rendered inadmissible as a result of its use in the arbitration.

                           (e) The  award of the  panel of  arbitrators  and the
obligation to abide by same and perform the conditions thereof shall not be appealable and shall be enforceable in the United States District Court and the Texas state district courts sitting in Houston, Harris County, Texas, or in any federal court having jurisdiction. The


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prevailing party shall be entitled to recover all reasonable costs, expenses and attorneys' fees in connection with any enforcement of an arbitration award. The Parties stipulate and agree to submit to the jurisdiction and venue of the United States District Court and the Texas State District Court sitting in Houston, Harris County, Texas with respect to all disputes in any way relating to enforceability or applicability of this Section 11.3.
                           (f)      The provisions of this Section 11.3 shall
not limit the obligation of a party to defend, indemnify or hold harmless the other party against Claims as provided in Article 8.

         11.4 Survival. All of the covenants, agreements, representations and warranties made by the parties in this Agreement will survive the Closing, the execution and delivery of the Assignment Documents and other instruments under this Agreement, and the transfer of the Property between the parties and they shall not be merged into or superseded by the Assignment Documents or other documents delivered at Closing. However, neither party to this Agreement will be entitled to make a Claim against the other party in connection with the inaccuracy of the representations and warranties of the other party in this Agreement, unless the other party is notified of that Claim in writing within six (6) months after the Closing Date.

         11.5 Confidentiality and Public Announcements. This Agreement and the terms and provisions hereof, including the Purchase Price, shall be maintained confidential by ASSIGNEE until Closing; provided however that this Agreement and the terms and provisions thereof may be disclosed to ASSIGNEE's lenders, if any, and their consultants, who shall be required to keep such information confidential. If this Agreement is terminated prior to Closing, following such termination, the parties agree to keep all terms of this transaction confidential. Neither party may make press releases or other public announcements concerning this transaction, without the other party's prior written approval and agreement to the form of the announcement, except as may be required by applicable laws or rules and regulation of any governmental agency or stock exchange. Notwithstanding the foregoing, ASSIGNOR shall have the right to also disclose the transaction to customary recipients of ASSIGNOR's INVESTOR RELATIONS COMMUNICATIONS in the normal course of ASSIGNOR's business.

         11.6 Suspense Accounts. At ASSIGNOR's option, at Closing or as soon as practical thereafter, ASSIGNOR may transfer to ASSIGNEE all funds held in suspense by ASSIGNOR related to proceeds of production and attributable to third parties' interests in the Leases or lands pooled or unitized therewith or Hydrocarbon production from the Leases or lands pooled or unitized therewith (but not including any suspended funds relating to any Claims described in Exhibit C), including funds suspended awaiting minimum disbursement requirements, funds suspended under division orders and funds suspended for title and other defects. If such funds are transferred to ASSIGNEE, ASSIGNEE agrees to administer all such accounts and assume all payment obligations to the proper parties in accordance with all applicable laws, rules and regulations, which obligations shall be included in ASSIGNEE'S Assumed Obligations.

         11.7 ASSIGNOR's Marks and Logos; Post-Closing Inspections. With respect to any portion of the Property that ASSIGNOR operates, ASSIGNEE agrees that within thirty (30) days after Closing or within thirty (30) days after operations are actually transferred, whichever is later, it will remove or cause to be removed the names and marks used by ASSIGNOR and all variations and derivatives thereof and logos relating thereto from the Property and will not thereafter make any use whatsoever of such names, marks and logos. If ASSIGNEE fails to comply with this Section 11.7, ASSIGNOR shall have access to the


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

Property in order to remove such names, marks, and logos, all at ASSIGNEE's expense. ASSIGNOR at its sole cost shall have the right at any time after Closing to reasonable access to the Property for the purpose of inspecting
ASSIGNEE's compliance with the terms of this Agreement; provided, however, ASSIGNOR shall repair any damage to the Property resulting from such inspections and any such access shall be covered by ASSIGNOR's indemnity set forth in
Section 8.4.

         11.8 Notices. All notices under this Agreement must be in writing. Any notice under this Agreement may be given by personal delivery, facsimile transmission, U.S. mail (postage prepaid), or commercial delivery service, and will be deemed duly given when received by the party charged with such notice and addressed as follows:

         If to ASSIGNOR:
         ConocoPhillips Company
         P. O. Box 7500 (74004)
         315 Johnstone (74003)
         Bartlesville, Oklahoma
         Attention:  Manager, Real Property Administration
         Fax No.:  918-662-1069
         Telephone:  918-661-0366

         with copy to:
         ConocoPhillips Company
         600 North Dairy Ashford
         P.O. Box 2197
         Houston, Texas 77252
         Attention: Mr. Bill Rainbolt - WL3 5046
         Fax No.:  (832) 486-2437
         Telephone:  (832) 486-3291

         If to ASSIGNEE:
         Gasco Energy, Inc.
         14 Inverness Drive East
         Suite H-236
         Englewood, Colorado 80112
         Attention: Mr. Michael Decker
         Fax No.:  (303) 483-0011
         Telephone:  (303)483-0044


Any party, by written notice to the other, may change the address or the individual to which or to whom notices are to be sent under this Agreement.

     11.9 Effective Date. The Effective Date of this Agreement will be 7:00 a.m., local time, where the Property is located, on January 1, 2004.

         11.10 Assignment. Except as expressly provided in Section 2.7, prior to the later of the Closing Date or the Effective Date, neither party may assign


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

its rights or obligations under this Agreement without the prior written consent of the other, which may be withheld for any reason, including convenience. If ASSIGNEE sells, transfers or assigns all or a portion of the Property, (a) this Agreement shall remain in effect between ASSIGNEE and ASSIGNOR as to the Property, regardless of such sale or assignment (and ASSIGNEE will remain obligated hereunder) and (b) ASSIGNEE shall require its successors and assigns expressly to assume its obligations under this Agreement, to the extent related or applicable to the Property or portion thereof acquired by them.

         11.11 Entire Agreement and Amendment. This Agreement, together with any relevant confidentiality agreement referred to in Section 5.1, constitutes the entire understanding between the parties, replacing and superseding all prior negotiations, discussions, arrangements, agreements and understandings between the parties regarding the subject transaction and subject matter hereof (whether written or oral), excepting any written agreements that may be executed by the parties concurrently or after the execution of this Agreement. No other agreement, statement, or promise made by any party, or to any employee, officer or agent of any party, which is not contained in this Agreement shall be binding or valid. This Agreement may be amended, modified, altered, supplemented, or revoked only by written agreement signed by duly authorized representatives of the parties hereto.

         11.12 Successors and Assigns. This Agreement binds and inures to the benefit of the parties hereto their respective permitted successors and assigns, and all the terms, provisions, covenants, obligations, indemnities, representations, warranties and conditions of this Agreement shall be enforceable by the parties hereto and their respective permitted successors and assigns.

         11.13 Third Party Beneficiaries. It is understood and agreed that there shall be no third party beneficiary of this Agreement, and that the provisions hereof do not impart enforceable benefits, rights, or remedies in anyone who is not a party or a successor or assignee of a party hereto.

         11.14 Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, that provision will be deemed modified to the extent necessary to make it valid and enforceable and if it cannot be so modified, it shall be deemed deleted and the remainder of the Agreement shall continue and remain in full force and effect.

         11.15 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which shall constitute one document.

         11.16 Governing Law. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH, EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT MIGHT APPLY THE LAW OF ANOTHER JURISDICTION. THE ASSIGNMENT DOCUMENTS, AND ANY OTHER INSTRUMENTS OF CONVEYANCE EXECUTED UNDER THIS AGREEMENT, WILL BE GOVERNED BY AND MUST BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE WHERE THE PROPERTY TO WHICH THEY PERTAIN IS LOCATED, EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT MIGHT APPLY THE LAW OF ANOTHER JURISDICTION, EXCEPT AS OTHERWISE PROVIDED IN THE ASSIGNMENT DOCUMENTS OR INSTRUMENTS.


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

         11.17 Exhibits. The Exhibits and Schedules attached to this Agreement are incorporated into and made a part of this Agreement for all purposes. In the event of a conflict or inconsistency between the provisions of the Exhibits, Schedules or the executed Assignment Documents and the provisions of this Agreement, the provisions of this Agreement shall take precedence. In the event of a conflict or inconsistency between the provisions of the pro forma Assignment Documents and other transaction documents attached to this Agreement as Exhibits or Schedules and the Assignment Documents and other transaction documents actually executed by the parties, the provisions of the executed Assignment Documents and other executed transaction documents shall take precedence.

         11.18 Waiver. Any of the terms, provisions, covenants, representations, warranties or conditions hereof may be waived only by a written instrument executed by the party waiving compliance. Except as otherwise expressly provided in this Agreement, the failure of any party at any time or times to require performance of any provision hereof shall in no manner affect such party's right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty.

         11.19 Interpretation. The parties stipulate and agree that this Agreement shall be deemed and considered for all purposes to have been jointly prepared by the parties, and shall not be construed against any one party (nor shall any inference or presumption be made) on the basis of who drafted this Agreement or any particular provision hereof, who supplied the form of Agreement, or any other event of the negotiation, drafting or execution of this Agreement. Each party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that it contemplates. In construing this Agreement, the following principles will apply:

                           (a)  The  omission  of  certain  provisions  of  this
Agreement from the Assignment Documents does not constitute a conflict or inconsistency between this Agreement and the Assignment Documents, and will not effect a merger of the omitted provisions. To the fullest extent permitted by law, all provisions of this Agreement are hereby deemed incorporated into the Assignment Documents by reference.

                           (b)  The  Article,  Section,  Exhibit  and  Schedules
references in this Agreement refer to the Articles, Sections, Exhibits and Schedules of this Agreement. The headings and titles in this Agreement are for convenience only and shall have no significance in interpreting or otherwise affect the meaning of this Agreement.

                           (c) The term "knowledge," as applied to either party,
shall mean the actual knowledge of such party's officers and directors, and its employees, agents, representatives at a supervisory level and above.

                           (d) The term  "includes"  and its  derivatives  shall
mean "includes, but is not limited to"and its corresponding derivative meanings.

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

         11.20    Default and Remedies.

                 11.20.1 ASSIGNOR's Remedies. Upon failure of ASSIGNEE to perform any of the obligations under this Agreement to be performed by ASSIGNEE prior to and on the Closing Date, ASSIGNOR, at ASSIGNOR's sole option, may (i) enforce specific performance, or (ii) terminate this Agreement and retain the Performance Deposit as agreed liquidated damages and not as a penalty. The remedies set forth in this Section 11.20.1 shall be ASSIGNOR's sole and exclusive remedies for any such default, and ASSIGNOR hereby expressly waives and releases all other remedies (except as provided in Section 11.20.4).

                 11.20.2 ASSIGNEE's Remedies. Upon failure of ASSIGNOR to perform any of the obligations to be performed by ASSIGNOR prior to and on the Closing Date, ASSIGNEE, at ASSIGNEE's sole option, may (i) enforce specific performance, or (ii) terminate this Agreement and receive back the Performance Deposit (without interest) from ASSIGNOR. The remedies set forth in this Section
11.20.2 shall be ASSIGNEE's sole and exclusive remedies for such default, and ASSIGNEE hereby expressly waives and releases all other remedies (except as provided in Section 11.20.4).

                 11.20.3 Effect of Termination. Notwithstanding anything to the contrary in this Agreement (except Section 11.20.4), in the event of termination of this Agreement, the transaction shall not close and this Agreement shall become void and have no further effect whatsoever, and neither ASSIGNEE nor ASSIGNOR shall have any further liability, obligations, right or duty to the other under this Agreement, except as provided in Sections 11.20.1, 11.20.2, and 11.20.4, as applicable.

                 11.20.4 Other Remedies. Notwithstanding the provisions of Sections 11.20.1, 11.20.2 and 11.20.3, termination of this Agreement shall not prejudice or impair ASSIGNOR's or ASSIGNEE's rights and obligations under Sections 5.1 (and the confidentiality agreements referenced therein), 5.2 (Physical Inspections), 5.3.2 (Inspection Results), and 11.3 (Alternative Dispute Resolution), and such other portions of this Agreement as are necessary to the enforcement and construction of Sections 5.1, 5.2, 5.3.2, and 11.3.

         IN WITNESS WHEREOF, the authorized representatives of ASSIGNOR and ASSIGNEE execute this Agreement on the dates stated below.

CONOCOPHILLIPS COMPANY              GASCO ENERGY, INC.

By:      /s/ J.P. Gregory                      By:      /s/ Michael Decker
        -------------------                            --------------------
Name:   J.P. Gregor                            Name:    Michael Decker
        -------------------                            --------------------
Title:   Attorney in Fact                      Title:   Executive V.P./COO
        -------------------                            --------------------
Date:    2/26/04                               Date:   2/26/04
        -------------------                            --------------------






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